UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑       Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
UNDER ARMOUR, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNDER ARMOUR, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 4, 2024

Notice is hereby given that the Annual Meeting of Stockholders of Under Armour, Inc. will be held on Wednesday, September 4, 2024 at 12:00 p.m., Eastern Time, online at www.virtualshareholdermeeting.com/UAA2024 to consider and vote on the following matters:

1.	To elect nine directors nominated by the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To approve, on an advisory basis, our executive compensation;

3.

To approve the amendment and restatement of our Class C Employee Stock Purchase Plan (the “Amended Class C ESPP”) to increase the number of shares of Class C Common Stock authorized for issuance, among other changes; and

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending March 31, 2025.

We will also transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of the nine nominees to the Board of Directors listed in the accompanying proxy statement, “FOR” the approval of our executive compensation, “FOR” the approval of our Amended Class C ESPP and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Only holders of record of Class A Common Stock or Class B Common Stock as of the close of business on June 7, 2024 are entitled to notice of, or to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of Class C Common Stock have no voting power as to any items of business that may properly be brought before the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted online only via a live webcast. We believe a virtual Annual Meeting enables increased stockholder participation from locations around the world, and maintains a lower cost to our stockholders and our company, as compared to an in-person meeting. During the virtual meeting, holders of our Class A Common Stock and Class B Common Stock may ask questions and will have the opportunity to vote to the same extent as they would at an in-person meeting of stockholders. Holders of our Class C Common Stock may participate in the virtual Annual Meeting in a view-only format and will not be able to submit questions during the meeting or vote on any matter to be considered at the Annual Meeting. However, in advance of the meeting, holders of our Class C Common Stock may submit questions by contacting Investor Relations through the Under Armour website. We will respond to as many inquiries at the Annual Meeting as time allows.

If you plan to attend the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. If you are a holder of Class C Common Stock, you may attend the Annual Meeting without a 16-digit control number by following the instructions in your Notice of Internet Availability of Proxy Materials or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 12:00 p.m., Eastern Time. Online check-in will begin at 11:45 a.m., Eastern Time, and you should allow ample time for the online check-in procedures.

Whether or not you intend to attend the virtual Annual Meeting, please vote your shares promptly by following the voting instructions you have received.

By Order of the Board of Directors

Mehri Shadman
Chief Legal Officer and Corporate Secretary

Baltimore, Maryland

June 27, 2024

OUR

PURPOSE

WE EMPOWER THOSE WHO STRIVE FOR MORE.

OUR

MISSION

TO INSPIRE YOU WITH PERFORMANCE SOLUTIONS YOU NEVER KNEW YOU NEEDED AND CAN'T IMAGINE LIVING WITHOUT.

OUR

VISION

UNDER ARMOUR MAKES YOU BETTER.

OUR

VALUES

- LOVE ATHLETES
- CELEBRATE THE WINS
- STAND FOR EQUALITY
- ACT SUSTAINABLY
- FIGHT ON TOGETHER

UNDER ARMOUR, INC. PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, September 4, 2024

GENERAL INFORMATION

This Proxy Statement is being provided to solicit proxies on behalf of the Board of Directors of Under Armour, Inc. for use at the Annual Meeting of Stockholders and any adjournment or postponement thereof. The Annual Meeting is to be held on Wednesday, September 4, 2024, at 12:00 p.m., Eastern Time, online at www.virtualshareholdermeeting.com/UAA2024. We expect to first send or give stockholders this Proxy Statement, together with our Fiscal Year 2024 Annual Report to Stockholders, on June 28, 2024.

Our principal offices are located at 1020 Hull Street, Baltimore, Maryland 21230. In this Proxy Statement, we refer to Under Armour, Inc. as “Under Armour,” “we,” “us,” “our” and “company.” Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Internet Availability of Proxy Materials

Pursuant to rules of the Securities and Exchange Commission (the “SEC”), we are making our proxy materials available to our stockholders electronically over the Internet rather than mailing the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A Common Stock and Class B Common Stock. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our Fiscal Year 2024 Annual Report to Stockholders, on the website referred to in the notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The SEC rules require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials over the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on September 4, 2024

Our Proxy Statement and Fiscal Year 2024 Annual Report to Stockholders are available at

https://about.underarmour.com/en/investors/press-releases--events---presentations/annual-stockholder-meeting.html

Who May Vote

Only holders of record of our Class A Common Stock, which we refer to as Class A Stock, and holders of record of our Class B Convertible Common Stock, which we refer to as Class B Stock, at the close of business on June 7, 2024, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 188,802,043 shares of Class A Stock and 34,450,000 shares of Class B Stock were issued and outstanding. Each share of Class A Stock entitles the holder to cast one vote on each matter to be considered at the Annual Meeting and each share of Class B Stock entitles the holder to cast ten votes on each matter to be considered at the Annual Meeting. Holders of Class A Stock and holders of Class B Stock will vote together as a single class on all matters.

Stockholders are not allowed to cumulate their votes in the election of the directors. Holders of our Class C Common Stock, which we refer to as Class C Stock, have no voting power as to any items of business that will be voted on at the Annual Meeting.

What Constitutes a Quorum

Stockholders may not take action at a meeting unless there is a quorum present at the meeting. Holders of Class A Stock and Class B Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting, represented in person (virtually) or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

The election of each director requires a plurality of the votes cast at the Annual Meeting. The approval of our executive compensation, the approval of the amendment and restatement of our Class C Employee Stock Purchase Plan, which we refer to as the Amended Class C ESPP, and the ratification of the appointment of our independent registered public accounting firm each requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Voting Process

Shares for which proxies are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of the nine nominees to the Board of Directors named in this Proxy Statement, “FOR” the advisory approval of our executive compensation, “FOR” the approval of our Amended Class C ESPP and “FOR” the ratification of the appointment of our independent registered public accounting firm. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the stockholder of your shares on the records of our stock transfer agent, you vote your shares directly through one of the methods described below. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you instruct your bank or brokerage firm how to vote your shares through the methods described on the voting instruction form provided by your bank or brokerage firm.

How to Vote

Holders of our Class A Stock and Class B Stock as of the Record Date may vote their shares by one of the following methods.

Internet

To vote your shares by Internet, please visit the website listed on your Notice of Internet Availability of Proxy Materials, or the enclosed proxy card or voting instruction form, and follow the on-screen instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you vote by Internet, you do not need to mail your proxy card or voting instruction form.

Telephone

If you received a paper proxy card or voting instruction form and would like to vote your shares by telephone, please follow the instructions on the proxy card or voting instruction form. If you vote by telephone, you do not need to mail your proxy card or voting instruction form.

Mail

If you received a paper proxy card or voting instruction form and would like to vote your shares by mail, please follow the instructions on the proxy card or voting instruction form. Please be sure to sign and date your proxy card. If you do not sign your proxy card, your votes cannot be counted. Mail your proxy card or voting instruction form in the pre-addressed, postage-paid envelope.

In Person (Virtually)

You may also attend the Annual Meeting and vote in person, electronically. If you own your stock in street name and wish to vote your shares electronically at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy. However, to ensure your shares are represented, we ask that you vote your shares by Internet, telephone or mail, even if you plan to attend the meeting.

Participation in the Annual Meeting

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted online only via a live webcast. We believe a virtual Annual Meeting enables increased stockholder participation from locations around the world, and maintains a lower cost to our stockholders and our company, as compared to an in-person meeting. You can access the virtual annual meeting at the meeting time at www.virtualshareholdermeeting.com/UAA2024. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

Holders of our Class A Stock, Class B Stock and Class C Stock may attend the virtual Annual Meeting. During the virtual meeting, holders of our Class A Stock and Class B Stock may ask questions and will have the opportunity to vote to the same extent as they would at an in-person meeting of stockholders. However, holders of our Class C Stock may participate in the virtual Annual Meeting in a view-only format and will not be able to submit questions during the meeting or vote on any matter to be considered at the Annual Meeting. However, in advance of the meeting, holders of our Class C Stock may submit questions by contacting Investor Relations through the Under Armour website. We will respond to as many inquiries at the Annual Meeting as time allows.

The Annual Meeting will begin promptly at 12:00 p.m., Eastern Time. Online check-in will begin at 11:45 a.m., Eastern Time, and you should allow ample time for the online check-in procedures. If you plan to attend the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials. If you are a holder of Class C Stock, you may attend the Annual Meeting without a 16-digit control number by accessing the meeting as a guest. If any difficulties are encountered while accessing the virtual meeting, contact the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available beginning at the check-in time and will remain available until the meeting has ended.

Revocation

If you are the record holder of your shares, you may revoke or cancel a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of Under Armour at 1020 Hull Street, Baltimore, Maryland 21230, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person electronically. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from the bank or brokerage firm and voting in person electronically at the Annual Meeting. Your attendance at the meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Abstentions and Broker Non-Votes

Shares held by stockholders present at the Annual Meeting in person (virtually) or by proxy who do not vote on a matter and ballots or proxies marked “abstain” or “withheld” on a matter will be counted as present at the meeting for quorum purposes, but will not be considered votes cast on the matter.

If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares under certain circumstances in accordance with the New York Stock Exchange rules governing banks and brokers. These circumstances include “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in this Proxy Statement. Thus, if you do not vote your shares with respect to these matters, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the advisory approval of our executive compensation and the amendment and restatement of our Class C ESPP are not considered “routine matters.” Thus, if you do not vote your shares with respect to any of these matters, your bank or broker may not vote the shares, and your shares will be left unvoted on the matter.

“Broker non-votes” (which are shares represented by proxies, received from a bank or broker, that are not voted on a matter because the bank or broker did not receive voting instructions from the beneficial owner) will be treated the same as abstentions, which means they will be present at the Annual Meeting and counted toward the quorum, but they will not be counted as votes cast on the matter. Abstentions and broker non-votes will not have an effect on any of the proposals at this meeting because they will not be counted as votes cast.

Householding

The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. This process, referred to as householding, reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our shares, you may have already received a householding notice from your broker. Please contact your broker directly if you have any questions or require additional copies of the proxy materials. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household and begin receiving multiple copies.

Solicitation of Proxies

We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail. Stockholders are requested to return their proxies without delay.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information known to us regarding the beneficial ownership of shares of our common stock by:

•	each current director and nominee for director;

•	our named executive officers included in the Fiscal Year 2024 Summary Compensation Table;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of any class of our outstanding shares of Class A Stock.

Except as otherwise set forth in the footnotes below, the address of each beneficial owner is c/o Under Armour, Inc., 1020 Hull Street, Baltimore, Maryland 21230, and, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned. Unless otherwise noted, the information is stated as of June 7, 2024, the Record Date for the Annual Meeting. No shares in this table held by our directors or executive officers are pledged as security. The table below does not include restricted stock unit, or RSU, awards with shares issuable more than 60 days from June 7, 2024, stock options exercisable more than 60 days from June 7, 2024, or any RSUs or stock options with performance based vesting conditions that have not yet been satisfied. With respect to our 5% stockholders, the table below does not present their ownership of our Class C Stock due to its non-voting status.

	Class A and Class B Stock		Class C Stock
Beneficial Owner	Beneficially Owned Shares(1)	Percentage of Shares of Class Outstanding(2)	Beneficially Owned Shares(1)	Percentage of Shares of Class Outstanding	Percentage of Voting Power(3)
Kevin A. Plank (4)(5)	34,742,229	15.6%	18,216,462	8.6%	64.6%
Douglas E. Coltharp (6)(7)	98,914	*	99,279	*	*
Jerri L. DeVard (6)	1,200	*	0	*	*
Mohamed A. El-Erian (6)	11,650	*	3,675	*	*
Carolyn N. Everson (6)	0		0	*	*
David W. Gibbs (6)(8)	0	*	50,000	*	*
Karen W. Katz (6)(9)	2,000	*	2,014	*	*
Eric T. Olson (6)	0	*	0	*	*
Patrick W. Whitesell (6)	0	*	0	*	*
David Bergman (10)	26,835	*	282,560	*	*
Jim Dausch (11)	0	*	0	*	*
Stephanie C. Linnartz (12)	90	*	0	*	*
David Baxter (13)	0	*	80,845	*	*
Lisa Collier (14)	0	*	0	*	*
Tchernavia Rocker (15)	0	*	110,356	*	*
All Executive Officers and Directors as a Group (6)(16)	34,884,398	15.6%	18,795,469	8.9%	64.7%
5% Stockholders
The Vanguard Group (17)	18,073,523	8.1%			3.4%
BlackRock, Inc. (18)	16,683,083	7.5%			3.1%
State Street Corporation (19)	10,000,775	4.5%			1.9%

*	Less than 1% of the shares.

(1)	Includes any stock options exercisable within 60 days of June 7, 2024 or shares issuable within 60 days of June 7, 2024 upon the vesting of RSUs.

(2)

The percentage of outstanding figures take into account the 34,450,000 shares of outstanding Class B Stock held, directly or indirectly, by Mr. Plank. These shares of Class B Stock may be converted under certain circumstances, including at the option of Mr. Plank, into shares of Class A Stock. If the shares of Class B Stock are not counted, the percentage of outstanding Class A Stock owned is as follows: Mr. Plank, less than one percent; all executive officers and directors as a group, less than one percent; BlackRock, Inc., 8.8%; The Vanguard Group, 9.6%; and State Street Corporation 5.3%.

(3)

Each share of Class A Stock has one vote, and each share of Class B Stock has ten votes. The percentage of voting power reflects the combined effects of both Class A Stock and Class B Stock. Our Class C Stock is non-voting.

(4)

Includes 181,608 shares of Class A Stock beneficially owned by Mr. Plank, and 110,621 stock options for Class A Stock that are currently exercisable. Mr. Plank’s shares of Class A Stock are held by a limited liability company controlled by Mr. Plank and he holds sole voting and investment power over these shares. In addition, Mr. Plank beneficially owns 34,450,000 shares of Class B Stock indirectly, of which 29,510,624 shares of Class B Stock are held by two limited liability companies controlled by Mr. Plank and he has sole voting and investment power over these shares. With respect to the remaining 4,939,376 of these shares of Class B Stock, 1,803,400 shares are held by two limited liability companies of which Mr. Plank is a member. Mr. Plank’s wife has been appointed as the manager of these two limited liability companies, and has voting control and investment power over the shares held by these companies. The remaining 3,135,976 shares of Class B Stock are held by an irrevocable trust, of which Mr. Plank is the grantor and has the ability to replace the trustee. Thomas J. Sippel, a former director of the company, has been appointed trustee of the trust and has voting control over the shares held by the trust and shares investment power with Mr. Plank. Because the 34,450,000 shares of Class B Stock beneficially owned by Mr. Plank, which are all the shares of Class B Stock outstanding, are convertible into shares of Class A Stock on a one-for-one basis under certain circumstances, including at the option of Mr. Plank, he is also deemed to be the beneficial owner of 34,450,000 shares of Class A Stock into which the Class B Stock may be converted.

(5)

Includes 1,467,533 stock options for Class C Stock that are currently exercisable. In addition, Mr. Plank beneficially owns an additional 16,748,929 shares of Class C Stock, and as detailed in Note (4) above, Mr. Plank’s wife has investment power over 1,765,845 of these shares, and Mr. Plank shares investment power with the trustee of the trust described in Note (4) over 3,107,880 of these shares. Does not include RSUs for 412,824 shares of Class C Stock.

(6)

Does not include deferred stock units, or DSUs, for shares of either Class A Stock or Class C Stock, or RSUs for shares of Class C Stock held by non-management directors. The RSUs will be converted into DSUs for Class C Stock on a one-for-one basis upon vesting. The DSUs will be settled in shares of our Class A Stock or Class C Stock, as applicable, on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability. As of the Record Date, the non-management directors held the following amounts of DSUs and RSUs:

Name	Class A DSUs	Class C DSUs	Class C RSUs
Douglas E. Coltharp	54,820	199,853	21,614
Jerri L. DeVard	0	96,719	21,614
Mohamed A. El-Erian	0	111,841	21,614
Carolyn N. Everson	0	24,652	27,582
David W. Gibbs	0	62,557	23,260
Karen W. Katz	5,121	131,537	21,614
Eric T. Olson	13,758	115,991	21,614
Patrick W. Whitesell	0	23,113	27,582

(7)

Includes 22,914 shares of Class A Stock owned by an irrevocable trust of which Mr. Coltharp’s wife is the trustee and his two children are the beneficiaries (the “Coltharp Trust”), 75,000 shares owned by a spousal lifetime access trust of which Mr. Coltharp is the trustee and spousal beneficiary (the “Coltharp 2021 Trust”) and 1,000 shares held by two Uniform Transfer to Minors Act accounts and 22,741 shares of Class C Stock owned by the Coltharp Trust, 75,532 shares owned by the Coltharp 2021 Trust and 1,006 shares held by two Uniform Transfer to Minors Act accounts.

(8)	Shares of Class C Stock are held in trust.

(9)	Shares of Class A Stock and Class C Stock are held in trust.

(10)	Does not include RSUs for 241,650 shares of Class C Stock.

(11)	Does not include RSUs for 186,774 shares of Class C Stock.

(12)

As previously disclosed and discussed below, on April 1, 2024, Ms. Linnartz stepped down from the role of President and Chief Executive Officer and a member of the company’s Board of Directors, Mr. Plank was appointed President and Chief Executive Officer and Dr. El-Erian was appointed Chair of the Board. Ms. Linnartz continued to serve as an advisor to the company through April 30, 2024. In connection with her departure from the company, pursuant to the terms of her grant agreement, the unvested tranches of Ms. Linnartz’s sign-on restricted stock unit award received in connection with her hiring were accelerated (representing a grant date value of approximately $7.3 million), and she forfeited the time based and performance based restricted stock unit awards granted in fiscal year 2024 in full. See “Executive Compensation—Compensation Discussion and Analysis—Components of Our Fiscal Year 2024 Compensation Program—Executive Severance—Separation of Stephanie Linnartz.”

(13)

As discussed below, on February 1, 2024, Mr. Baxter stepped down from his role as President, Americas. He continued to serve as an advisor to the company through February 16, 2024. Upon his departure from the company, Mr. Baxter forfeited all unvested equity awards. See “Executive Compensation—Compensation Discussion and Analysis—Components of Our Fiscal Year 2024 Compensation Program—Executive Severance—Separation of David Baxter.”

(14)

As discussed below, on July 3, 2023, Ms. Collier stepped down from her role as Chief Product Officer. She continued to serve as an advisor to the company through October 1, 2023. Upon her departure from the company, Ms. Collier forfeited all unvested equity awards. See “Executive Compensation—Compensation Discussion and Analysis—Components of Our Fiscal Year 2024 Compensation Program—Executive Severance—Separation of Lisa Collier.”

(15)

As previously disclosed and discussed below, on May 16, 2024, Ms. Rocker stepped down from her role as Chief People and Administrative Officer. She continued to serve as an advisor to the company through June 1, 2024. Upon her departure from the company, Ms. Rocker forfeited all unvested equity awards.

(16)

Includes shares shown as beneficially owned by the directors and executive officers as a group (15 persons). Does not include shares beneficially owned by Ms. Linnartz, Mr. Baxter, Ms. Collier or Ms. Rocker, who were no longer employed by the company as of June 7, 2024. Does not include RSUs and DSUs for 4,323,982 shares of Class C Stock. Does not include DSUs for 73,699 shares of Class A Stock.

(17)

According to their report on Schedule 13G, as of December 29, 2023, The Vanguard Group, or Vanguard, and certain affiliates of Vanguard, were deemed to beneficially own in the aggregate 18,073,523 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had shared power to vote 74,972 shares and no power to vote 17,998,551 shares and sole power to dispose of 17,814,204 shares and shared power to dispose of 259,319 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(18)

According to their report on Schedule 13G, as of December 31, 2023, BlackRock, Inc., or BlackRock, and certain affiliates of BlackRock, were deemed to beneficially own in the aggregate 16,683,083 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had sole power to vote 16,276,118 shares and no power to vote 406,965 shares, and sole power to dispose of all of these shares. The principal business address of BlackRock is 50 Hudson Yards, New York, New York 10001.

(19)

According to their report on Schedule 13G, as of December 31, 2023, State Street Corporation, or State Street, and certain affiliates of State Street, were deemed to beneficially own in the aggregate 10,000,775 shares of our Class A Stock. According to the Schedule 13G, the reporting persons had shared power to vote 4,815,469 shares and no power to vote 5,185,306 shares and shared power to dispose of all of these shares. The principal business address of State Street is One Congress Street, Suite 1, Boston, Massachusetts 02114.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Nine directors will be elected at the 2024 Annual Meeting to hold office until their successors are elected and qualified. There are nine nominees for election, each of whom is currently a member of our Board of Directors. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

Name	Position at Under Armour, Inc.	Independent
Douglas E. Coltharp	Director	✓
Jerri L. DeVard	Director	✓
Mohamed A. El-Erian	Chair of the Board of Directors	✓
Carolyn N. Everson	Director	✓
David W. Gibbs	Director	✓
Karen W. Katz	Director	✓
Eric T. Olson	Director	✓
Kevin A. Plank	President and Chief Executive Officer	No
Patrick W. Whitesell	Director	✓

Overview of Director Nominees

We view the effectiveness of our Board of Directors through an individual and collective lens. We endeavor to have a Board that represents a range of experiences, skills and attributes and embodies principles of diversity, including gender, race and ethnicity. We believe each director nominee contributes to this goal, as described below in the biographies included in “Nominees for Election at the Annual Meeting.” For additional information about how we identify and evaluate nominees for director, see “Corporate Governance and Related Matters—Identifying and Evaluating Director Candidates” below.

Snapshot of Director Nominees

Skills and Experiences of Director Nominees

Our Corporate Governance and Sustainability Committee and Board consider the following key experiences, skills and attributes when recommending a candidate to serve on our Board:

✓

Executive Leadership and Strategy Experience: Directors who have served or currently serve as CEOs or in other senior leadership roles at other organizations are uniquely positioned to advise, support and oversee our management team to achieve strategic priorities and long-term objectives and contribute practical insight into business strategy.

✓	Retail Industry Experience: Directors who have experience in the retail industry contribute a deep understanding of our fundamental business needs and industry risks.

✓

Technology, Digital and eCommerce Experience: Directors with experience in digital and technology, including managing cybersecurity risk and developing and overseeing eCommerce operations and strategy or loyalty programs, provide critical perspective regarding our digital business strategies, technology resources and infrastructure and essential risk management functions.

✓

Marketing, Branding and Media Experience: Our brand’s strength and reputation and our connection with consumers is fundamental to our business and our strategy. Directors with consumer or brand marketing and media experience provide critical insights to our Board.

✓

Financial Expertise: We place high importance on financial discipline, accurate financial reporting and robust financial controls and compliance, and value directors with an understanding of finance and financial reporting processes, as well as experience with mergers, acquisitions and strategic business transactions. We seek to have multiple directors who qualify as audit committee financial experts or are otherwise financially literate.

✓

International Experience: Directors with exposure to and experience in global markets and/or diverse organizational structures, business environments and cultural perspectives (whether through the private or public sector) offer unique insight into our increasingly complex and expanding global operations.

✓

Public Company Board Experience: Directors who have served or currently serve on other public company boards provide essential perspective with respect to board operations and dynamics, prioritizing stockholder interests and corporate governance best practices, including related to executive compensation, risk management and oversight of strategic, operational and compliance-related matters.

We believe that the nine director nominees together provide diverse and relevant experiences to comprise a Board that is well-positioned to provide effective oversight of our company, as illustrated in the following table. A check mark indicates a specific area of focus or expertise on which the Board particularly relies. Not having a check mark does not mean the director does not possess that qualification or skill. Our directors’ biographies describe each director’s background and relevant experience in more detail below.

Skills & Experiences	Coltharp	DeVard	EI-Erian	Everson	Gibbs	Katz	Olson	Plank	Whitesell	Total

Executive Leadership and Strategy Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	9

Retail Industry Experience	✓	✓			✓	✓		✓		5

Technology, Digital and eCommerce Experience		✓		✓	✓	✓	✓	✓		6

Marketing, Branding and Media Experience		✓	✓	✓	✓	✓	✓	✓	✓	8

Financial Expertise	✓		✓	✓	✓	✓	✓		✓	7

International Experience		✓	✓	✓	✓		✓	✓		6

Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓		✓	8

Nominees for Election at the Annual Meeting

Director since December 2004 Age: 63 Independent Board Committees: • Audit (Chair) • Finance and Capital Planning (Chair)

Douglas E. Coltharp

Executive Vice President and Chief Financial Officer of Encompass Health Corporation

Since May 2010, Mr. Coltharp has served as Executive Vice President and Chief Financial Officer of Encompass Health Corporation (formerly HealthSouth Corporation). Before that, Mr. Coltharp served as a partner at Arlington Capital Advisors and Arlington Investment Partners, a Birmingham, Alabama based financial advisory and private equity business from May 2007 to April 2010 and as Executive Vice President and Chief Financial Officer of Saks Incorporated and its predecessor organization from 1996 to May 2007.

Mr. Coltharp’s qualifications to serve on our Board include his financial expertise and past executive leadership experience in the consumer retail sector, including 11 years as Chief Financial Officer of Saks Incorporated, a leading publicly traded consumer retailer, and his more recent executive leadership experience as Executive Vice President and Chief Financial Officer of a large publicly traded company, Encompass Health Corporation.

Director since May 2017 Age: 66 Independent Board Committees: • Corporate Governance and Sustainability • Human Capital and Compensation

Jerri L. DeVard

Former Executive Vice President, Chief Customer Officer of Office Depot, Inc.

Ms. DeVard served as Executive Vice President, Chief Customer Officer of Office Depot, Inc. from January 2018 to March 2020, leading their eCommerce and Customer Service functions and Marketing and Communications and as Executive Vice President and Chief Marketing Officer from September 2017 to December 2017. Before that, Ms. DeVard served as Senior Vice President and Chief Marketing Officer of The ADT Corporation, a leading provider of home and business security services, from March 2014 through May 2016. From July 2012 to March 2014, she was Principal of DeVard Marketing Group, a firm specializing in advertising, branding, communications and marketing strategies. Before that, she served as Executive Vice President of Marketing for Nokia. Ms. DeVard served in a number of senior marketing roles throughout her career, including as Senior Vice President of Marketing and Senior Vice President, Marketing Communications and Brand Management of Verizon Communications, Inc., Chief Marketing Officer of the e-Consumer business at Citibank N.A. and other senior marketing positions at Revlon Inc., Harrah’s Entertainment, the NFL’s Minnesota Vikings and the Pillsbury Company. In 2021, Ms. DeVard founded the Black Executive CMO Alliance (BECA), an alliance designed to champion corporate diversity and help build the next generation of C-suite marketing executives. Ms. DeVard currently serves on the Board of Directors of Cars.com and is a member of its Compensation and ESG Committees; on the Board of Directors of Root, Inc. and is a member of its Nominating and Corporate Governance Committee; and on the Board of Directors of Dow Inc. and is a member of its Audit and Environment, Health, Safety and Technology Committees. Ms. DeVard previously served on the Board of Directors of Focus Impact Acquisition Corp. from October 2021 to January 2022.

Ms. DeVard’s qualifications to serve on our Board include her broad-based and significant experience in marketing and branding and digital and eCommerce, as well as her executive leadership experience with a number of large global brands.

Director since October 2018 Age: 65 Independent Chair of the Board of Directors Board Committees: • Audit • Finance and Capital Planning

Mohamed A. El-Erian

Former Chief Executive Officer and Co-Chief Investment Officer of PIMCO

Dr. El-Erian has served as Chair of our Board since April 2024, and previously served as Lead Director from May 2020 to March 2024. Dr. El-Erian served as CEO and Co-Chief Investment Officer of PIMCO, one of the world’s premier global investment management firms, from December 2007 to March 2014. He currently serves as Chief Economic Advisor of Allianz, the corporate parent of PIMCO, a role he has held since March 2014, and is the President of Queens’ College, Cambridge. Dr. El-Erian joined PIMCO in 1999 as a senior member of the portfolio management and investment strategy group. In February 2006, he became president and CEO of Harvard Management Company, the entity responsible for managing the university’s endowment, before returning to PIMCO in December 2007 to serve as co-CEO and co-CIO. From December 2012 to January 2017, he was chair of the U.S. President’s Global Development Council. Previously, he was a managing director at Salomon Smith Barney/Citigroup in London and worked at the International Monetary Fund for 15 years, rising to the position of Deputy Director. He serves as non-executive director of Barclays plc and is a member of its Board Risk and Board Nomination Committees. He is a trustee of the National Bureau of Economic Research and a columnist for Bloomberg and a contributing editor at the Financial Times.

Dr. El-Erian’s qualifications to serve on our Board include his financial expertise, his significant international, macroeconomic and government experience and his executive leadership experience gained through his past roles, including as CEO and Co-Chief Investment Officer of PIMCO.

Director since February 2023 Age: 52 Independent Board Committees: • Corporate Governance and Sustainability • Audit

Carolyn N. Everson

Senior Advisor for Permira; Former Vice President, Global Business Group of Meta

Ms. Everson has served since January 2023 as a Senior Advisor for Permira, a private equity firm focused on technology and consumer brands. She has also served since September 2023 as a Senior Advisor for Boston Consulting Group (BCG) in the Technology, Media & Telecom and Marketing, Sales & Pricing practice areas. Before joining Permira and BCG, she served as President of Instacart from September to December 2021; before that, she was Vice President of the Global Business Group at Meta Platforms, Inc. from March 2011 to June 2021. Before joining Meta, Ms. Everson held leadership positions in advertising at Microsoft Corporate and MTV Networks Company. Ms. Everson serves on the Board of Directors of The Walt Disney Company and is a member of its Compensation Committee and on the Board of Directors of The Coca-Cola Company and is a member of its Talent and Compensation Committee. Ms. Everson previously served on the Board of Directors of The Hertz Corporation from 2013 to 2018 and on the Board of Directors of Hertz Global Holdings, Inc. from 2016 to 2018. She also serves on the boards of Villanova University, the Humane Society of the United States, and Columbia Medical School. In addition, she is a member of the Council of Foreign Relations. Ms. Everson earned a bachelor’s degree in liberal arts and communications from Villanova University and a master’s degree in business administration from Harvard Business School.

Ms. Everson’s qualifications to serve on our Board include her executive leadership experience in consumer facing technology and media companies, her financial expertise, her experience in marketing and branding and her public company board experience.

Director since September 2021 Age: 61 Independent Board Committees: • Human Capital and Compensation (Chair)

David W. Gibbs

Chief Executive Officer of Yum! Brands, Inc.

Mr. Gibbs serves as Chief Executive Officer of Yum! Brands, Inc. (“YUM”), a position he has held since January 2020, and has served as a member of YUM’s Board of Directors since November 2019. Before that, he served as President and Chief Operating Officer from August 2019 to December 2019, as President, Chief Financial Officer and Chief Operating Officer from January 2019 to August 2019 and as President and Chief Financial Officer from May 2016 to December 2018. Before these positions, he served as Chief Executive Officer of Pizza Hut Division from January 2015 to April 2016. From January 2014 to December 2014, Mr. Gibbs served as President of Pizza Hut U.S. Before these positions, Mr. Gibbs served as President and Chief Financial Officer of Yum! Restaurants International, Inc. (“YRI”) from May 2012 through December 2013. Mr. Gibbs served as Chief Financial Officer of YRI from January 2011 to April 2012. He served as Chief Financial Officer of Pizza Hut U.S. from September 2005 to December 2010. From March 2016 to January 2020, Mr. Gibbs served on the Board of Directors of Sally Beauty Holdings, Inc.

Mr. Gibbs’ qualifications to serve on our Board include his financial expertise, international experience and his executive leadership experience with Yum! Brands, including his current role as Chief Executive Officer and his prior roles as President, Chief Operating Officer and Chief Financial Officer.

Director since October 2014 Age: 67 Independent Board Committees: • Corporate Governance and Sustainability • Finance and Capital Planning

Karen W. Katz

Former President and Chief Executive Officer of Neiman Marcus Group LTD LLC

Ms. Katz served as interim CEO of Intermix, an omni-channel women’s fashion business, from May 2022 through November 2022. Previously, she served as President and CEO of Neiman Marcus Group LTD LLC, one of the world’s leading luxury and fashion retailers, from 2010 to February 2018. Having joined Neiman Marcus in 1985, Ms. Katz served in key executive and leadership roles in the company’s merchant, stores and eCommerce organizations as Executive Vice President—Stores, a member of the Office of the Chairman of Neiman Marcus Group, and President, Neiman Marcus Online, and President and CEO, Neiman Marcus Stores. Ms. Katz serves on the Board of Directors of Humana Inc. and is the Chair of its Nominating, Governance & Sustainability Committee and a member of its Organization & Compensation Committee. She has served on the Board of Directors of The RealReal, Inc. since February 2021 and is a member of its Audit Committee, and has served as Chairperson since February 2024. Ms. Katz previously served on the Board of Directors of Casper Sleep from April 2019 to January 2022.

Ms. Katz’s qualifications to serve on our Board include her digital and eCommerce experience and her executive leadership experience in the consumer retail sector with Neiman Marcus Group, including as President and Chief Executive Officer.

Director since July 2012 Age: 72 Independent Board Committees: • Corporate Governance and Sustainability (Chair)

Eric T. Olson

Admiral U.S. Navy (Retired) and former Commander of U.S. Special Operations Command

Admiral Olson retired from the United States Navy in 2011 as an Admiral after 38 years of military service. He served in special operations units throughout his career, during which he earned a Master’s Degree in National Security Affairs and was awarded several decorations for leadership and valor including the Defense Distinguished Service Medal and the Silver Star. Admiral Olson’s career culminated as the head of the United States Special Operations Command from July 2007 to August 2011, where he was responsible for the mission readiness of all Army, Navy, Air Force, and Marine Corps special operations forces. In this capacity, he led over 60,000 people and managed an annual budget in excess of ten billion dollars. Admiral Olson served as Chief Executive Officer of HANS Premium Water, a clean water solution for homes, from June 2019 to May 2020. He has served as President and Managing Member of ETO Group, LLC since September 2011, supporting a wide range of private and public sector organizations. Admiral Olson serves on the Board of Directors of Iridium Communications, Inc. and is Chair of its Compensation Committee and on the Board of Directors of Palladyne AI (previously Sarcos Technology & Robotics Corp and is a member of its Audit Committee and Chair of its Compensation Committee. Admiral Olson also serves as Chairman Emeritus of the non-profit Special Operations Warrior Foundation.

Admiral Olson’s qualifications to serve on our Board include his experience in technology and his significant government and leadership experience as an Admiral in the United States Navy, including his management of a large and complex organization as head of the United States Special Operations Command.

Director since our founding Age: 51 Founder, President and Chief Executive Officer

Kevin A. Plank

President and Chief Executive Officer of Under Armour, Inc.

Mr. Plank became Under Armour’s President and Chief Executive Officer in April 2024, after serving as Executive Chair and Brand Chief from January 2020 to March 2024. Prior to that, he served as Chief Executive Officer and Chair of the Board of Directors from 1996 to 2019, and President from 1996 to July 2008 and August 2010 to July 2017. Mr. Plank also serves on the Board of Directors of the National Football Foundation and College Hall of Fame, Inc., and is a member of the Board of Trustees of the University of Maryland College Park Foundation.

As our founder, President and Chief Executive Officer and controlling stockholder since our inception in 1996 and as the driving force behind our innovative products and our brand, Mr. Plank is uniquely qualified to serve on and lead our Board given his experience, knowledge of our industry and business and strategic vision and insight.

Director since February 2023 Age: 59 Independent Board Committees: • Human Capital and Compensation

Patrick W. Whitesell

Executive Chairman of Endeavor Holdings Group

Mr. Whitesell has served since October 2017 as Executive Chairman of Endeavor Group Holdings, a global sports and entertainment company composed of industry-leading entities including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. Mr. Whitesell also serves on the Board of Directors of Endeavor. Previously, Mr. Whitesell served as Endeavor’s Co-Chief Executive Officer, following his role as Co-Chief Executive Officer of WME. Mr. Whitesell is a graduate of Luther College.

Mr. Whitesell’s qualifications to serve on our Board include his executive leadership experience, including as the current Executive Chairman of Endeavor Group Holdings and the prior Co-Chief Executive Officer, and his experience in marketing, branding and talent management.

The election of each director requires a plurality of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of the nine nominees for director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Highlights

Our Board of Directors has a long-standing commitment to sound and effective corporate governance, which begins with and fully reflects our Purpose and Values, set forth at the beginning of this Proxy Statement. Our strong corporate governance practices, including those highlighted below, are codified in our Corporate Governance Guidelines and other key governance documents, and demonstrate the commitment of our Board of Directors to enabling an effective structure to support the successful oversight of our business and long-term objectives:

✓	Separate Chair and CEO

✓	Majority independent Board

✓	Fully independent Board committees

✓	Regular executive sessions of non-management directors

✓	Risk oversight

✓	Full access to management and internal and external auditors

✓	Board and committees have authority to engage independent advisors as they deem appropriate

✓	Board oversight of succession planning for the CEO and other senior management

✓	Annual Board and committee self-evaluation

Board Leadership Structure

Our governing documents provide our Board of Directors discretion to combine or separate the positions of Chair and Chief Executive Officer as it may deem appropriate in light of prevailing circumstances. During fiscal year 2024, Kevin Plank served as our Executive Chair and Brand Chief, and Stephanie Linnartz served as our President and Chief Executive Officer and a member of our Board of Directors. We believe the separation of the roles of Chair and Chief Executive Officer allows the Chief Executive Officer to focus on our company’s business, operations and strategy, while continuing to leverage the Chair’s experience and perspective. To further strengthen our corporate governance structure and provide independent oversight of our company, on an annual basis our non-management directors historically elected an independent director to serve as Lead Director. Dr. El-Erian was elected to serve as our Lead Director during fiscal year 2024. He acted as a liaison between our Board’s non-management directors and Mr. Plank, Ms. Linnartz and the other members of our management team, chaired regular executive sessions of the Board without Mr. Plank and Ms. Linnartz present and performed other functions as requested by the non-management directors.

As previously disclosed, on April 1, 2024, Ms. Linnartz stepped down as President and Chief Executive Officer and a member of our Board of Directors, and Mr. Plank was appointed President and Chief Executive Officer. In connection with Mr. Plank’s appointment, our Board of Directors elected independent director Dr. El-Erian as Chair of the Board of Directors, with Mr. Plank remaining as a Board member. We believe the continued separation of the roles of Chair of the Board and Chief Executive Officer is best suited to the needs of our company at this time. In his capacity as Chair, Dr. El-Erian presides at all meetings of the Board (or selects an interim independent chair to preside over meetings at which he cannot be present), chairs regular executive sessions of the Board without Mr. Plank present, advises on Board meeting agendas and serves as principal liaison between the non-management directors and the Chief Executive Officer, as necessary.

Independence of Directors

Our Board of Directors currently consists of nine directors, eight (89%) of which are independent non-management directors. The Board has determined that the following eight directors, each of which is standing for election at our 2024 Annual Meeting, are independent under the corporate governance listing standards of the New York Stock Exchange, or NYSE: Douglas E. Coltharp, Jerri L. DeVard, Mohamed A. El-Erian, Carolyn N. Everson, David W. Gibbs, Karen W. Katz, Eric T. Olson and Patrick W. Whitesell. Mr. Plank is not independent because he is our President and Chief Executive Officer.

When determining the independence of the directors under NYSE standards, the Board considered certain company relationships. Mr. Whitesell is the Executive Chairman of Endeavor Group Holdings, a global sports and entertainment company. From time to time, we have ordinary course business relationships with certain Endeavor subsidiaries. During our fiscal year 2024, we paid approximately $1.6 million to portfolio companies for various activations and services, including sporting events, store openings and talent identification. In addition, during fiscal year 2024, Endeavor and its subsidiaries receive approximately $4 million in client commissions from clients’ Under Armour endorsement deals and royalty payments. Endeavor’s global revenue in 2023 was $5.96 billion. The Board has determined that these relationships are not material and have no impact on Mr. Whitesell’s independence.

Our charter includes additional factors for the Board to consider when determining whether a director will be “independent” under the NYSE standards. Specifically, the Board must consider whether any independent directors have any material financial or service relationship with Mr. Plank or any of his family members. The Board has considered these factors and determined that none of the independent directors have any such relationships. A copy of our charter that includes these requirements is available through our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

Board Meetings and Committees

Our Board meets regularly throughout the year. During fiscal year 2024, there were seven meetings of the Board and several committee meetings as noted in the table below. In fiscal year 2024, all directors attended at least 75% of the aggregate meetings of the Board and the committees of which they were members during that period. In accordance with our Corporate Governance Guidelines, our non-management directors also meet in executive sessions without management at each regularly scheduled Board meeting.

Our Board has the following four standing committees: an Audit Committee, a Human Capital and Compensation Committee, a Corporate Governance and Sustainability Committee and a Finance and Capital Planning Committee. The table below provides current the membership and meeting information for fiscal year 2024 for each of these committees.

Name	Audit Committee	Human Capital and Compensation Committee	Corporate Governance and Sustainability Committee	Finance and Capital Planning Committee

Douglas E. Coltharp	C			C

Jerri L. DeVard		✓	✓

Mohamed A. El-Erian	✓			✓

Carolyn N. Everson (1)	✓		✓

David W. Gibbs (1)		C

Karen W. Katz			✓	✓

Eric T. Olson			C

Patrick W. Whitesell		✓

Total Meetings in Fiscal Year 2024	5	5	4	4

✓ = Committee Member

C = Committee Chair

(1)	Ms. Everson replaced Mr. Gibbs as a member of the Audit Committee effective June 1, 2023.

The functions performed by these standing committees are summarized below and are set forth in more detail in their charters. The complete text of the charters for each standing committee can be found on our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.” The Board has determined that each member of the Audit, Human Capital and Compensation and Corporate Governance and Sustainability Committees is independent as required under NYSE listing standards and our charter. Each member of the Finance and Capital Planning Committee is also independent.

Audit Committee

The Audit Committee assists the Board of Directors with oversight of matters relating to accounting, internal control, auditing, financial reporting, risk and legal and regulatory compliance. The committee oversees the audit and other services provided by our independent registered public accounting firm, and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the committee. The committee also oversees the company’s internal audit function and the chief audit executive, who reports directly to the committee. In addition, the committee oversees risks related to information technology use and protection, including cybersecurity and data privacy. The Audit Committee Report for fiscal year 2024 is included in this Proxy Statement under “Audit Committee Report.”

The Board has determined that all of the committee members are independent and financially literate, and that Mr. Coltharp and Dr. El-Erian qualify as “audit committee financial experts” under SEC rules and NYSE listing standards.

Human Capital and Compensation Committee

The Human Capital and Compensation Committee approves the compensation of our Chief Executive Officer, or CEO, and our other executive officers, administers our executive benefit plans, including the granting of awards under our equity incentive plans, and advises the Board on director compensation. The committee also oversees our company’s key human capital management strategies and programs, including relating to diversity, equity and inclusion. Throughout fiscal year 2024, the Human Capital and Compensation Committee received briefings on and discussed a variety of human capital management topics, including strategies and metrics related to diversity, equity and inclusion and our employee engagement survey.

During fiscal year 2024, our CEO, Executive Chair and Brand Chief and other senior executives evaluated the performance of our executive officers and made recommendations to the Human Capital and Compensation Committee concerning their compensation. The committee considered these evaluations and recommendations, and its evaluation of the Executive Chair and Brand Chief and the CEO in determining the compensation of our Executive Chair and Brand Chief, CEO and our other executive officers.

The Human Capital and Compensation Committee is also primarily responsible for reviewing and assessing risks arising from our compensation policies and practices. In May 2024, the committee conducted, with the assistance of management, a risk assessment of our compensation policies and practices, which included a review of our material compensation programs, the structure and nature of these programs, the short-term and long-term performance incentive targets used in these programs and how they relate to our business plans and creating stockholder value, corporate governance policies with respect to our compensation programs, including our stock ownership guidelines, and other aspects of our compensation programs. Based on this review and assessment, the committee concluded that the risks related to our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Pursuant to its charter, the Human Capital and Compensation Committee has the authority to obtain advice and assistance from advisors, including compensation consultants. In fiscal year 2024, the committee engaged the services of an independent compensation consultant, Willis Towers Watson, or WTW, to provide executive compensation consulting services to the committee. This independent consultant reports directly to the committee and the committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the independent consultant collaborates with management to obtain data, provide background on compensation programs and practices and clarify pertinent information. The committee obtained from the independent consultant competitive market data on compensation for executives to assess generally the competitiveness of our executive compensation. The competitive market data was based on a peer group and WTW’s published industry survey data. The committee generally has not relied on the independent consultant to determine or recommend the amount or form of executive compensation.

During fiscal year 2024, management separately engaged WTW for additional services related to providing access to general employee salary benchmarking data and providing services regarding the company’s sports marketing incentive awards and related insurance. The total compensation paid to WTW for these additional services in fiscal year 2024 was $250,672. Of these amounts, the Chair of the Human Capital and Compensation Committee pre-approved the commission payable to WTW for one sports marketing related insurance policy (totaling $77,960). The remaining engagements of WTW were reviewed with the Human Capital and Compensation Committee and the committee did not consider any of these engagements to compromise the independence of WTW. In fiscal year 2024, the Human Capital and Compensation Committee spent $196,563 for services related to determining or recommending the amount or form of executive and director compensation.

Additional information concerning the processes and procedures for considering and determining executive officer compensation is included in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Human Capital and Compensation Committee Report for fiscal year 2024 is included under the “Human Capital and Compensation Committee Report” section of this Proxy Statement.

A description of the compensation program for our non-management directors, including updates to the program for our upcoming fiscal year, is included below under the “—Compensation of Directors” section of this Proxy Statement.

Corporate Governance and Sustainability Committee

The Corporate Governance and Sustainability Committee identifies individuals qualified to become members of our Board of Directors, recommends candidates for election or reelection to our Board, oversees the evaluation of our Board and advises our Board regarding committee composition and structure and other corporate governance matters, including reevaluating our Corporate Governance Guidelines on an annual basis. The committee also oversees our company’s significant strategies, programs, policies and practices relating to sustainability (including environmental and human rights issues and impacts) and corporate responsibility. Throughout fiscal year 2024, the committee received quarterly briefings from our Chief Sustainability Officer on a variety of topics, including related to our company’s sustainability strategy, progress with respect to our sustainability targets and commitments and various sustainability related projects and initiatives. The committee also reviewed our FY2023 Sustainability & Impact Report prior to its publication in September 2023.

Finance and Capital Planning Committee

The Finance and Capital Planning Committee assists our Board in overseeing our company’s financial and capital investment policies, planning and activities, including matters relating to our capital structure and liquidity, hedging and foreign currency transactions, use of cash, share repurchase programs, acquisitions and divestitures and capital projects.

Stockholders Meeting Attendance

Directors are encouraged to attend annual meetings of stockholders, but we have no specific policy requiring directors’ attendance at such meetings. All of our directors who were directors at that time attended our 2023 Annual Meeting of Stockholders.

Identifying and Evaluating Director Candidates

The Corporate Governance and Sustainability Committee recommends to the Board candidates to fill vacancies or for election or reelection to the Board. The Board then appoints new Board members to fill vacancies or nominates candidates each year for election or reelection by stockholders. The committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees other than as set forth in the committee’s charter as described below.

The Corporate Governance and Sustainability Committee’s charter requires the committee to establish criteria for selecting new directors, which reflects at a minimum a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board, including its size and structure, and principles of diversity, including gender, race and ethnicity. The committee also considers the statutory requirements applicable to the composition of the Board and its committees, including the NYSE’s independence requirements. The committee considers each candidate’s experiences, skills and attributes relative to what skills and experiences can best contribute to our Board’s effective operation, particularly in light of our company’s evolving needs and long-term strategy. We believe the nominees for election to the Board contribute a wide range of experiences, skills and attributes to comprise a Board that is well-positioned to provide effective oversight of our company, as illustrated above in each director’s biography set forth in “Election of Directors—Nominees for Election at the Annual Meeting” and the charts included in “Election of Directors—Overview of Director Nominees.”

The Board has not established term limits for directors because of the concern that term limits may deprive the company and its stockholders of the contribution of directors who have developed valuable insights into the company and its operations over time. The tenure of our non-management directors ranges from one to nineteen years, with an average tenure of 7.5 years. We have added at least one new independent director in three of the last five years, including two in fiscal year 2023. We believe the tenure of our Board members provides an appropriate balance of expertise, experience, continuity and perspective that serves the best interests of our stockholders. Our Corporate Governance Guidelines do provide that a director is expected not to stand for reelection after the age of 75. For additional information regarding the age and tenure of the nine director nominees for election at the Annual Meeting, see “Election of Directors.”

The Corporate Governance and Sustainability Committee does not have a formal policy with respect to considering diversity, including gender, race and ethnicity, in identifying director nominees. Consistent with the committee’s charter, when identifying director nominees, the committee considers general principles of diversity, and does so in the broadest sense, considering diversity in terms of business leadership, experience, industry background and geography, as well as gender, race and ethnicity. However, the committee and the Board believe that considering gender, racial and ethnic diversity is consistent with creating a Board that best serves our company’s needs and the interests of our stockholders, and they are important factors considered when identifying individuals for Board membership. The committee strives for directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business, and we hope to continue to attract directors with a broader range of backgrounds and experiences. For additional information regarding the diversity of the nine director nominees for election at the Annual Meeting, see “Election of Directors—Overview of Director Nominees.”

The Corporate Governance and Sustainability Committee periodically considers criteria for identifying possible new director candidates as needed, in consultation with the Chair of the Board and other Board members and management, including the CEO, and works with management and other Board members in recruiting new candidates. Candidates identified through this process are considered by the full committee for possible recommendation to the Board. From time to time, the committee uses the services of a third-party search firm to assist it in identifying and screening candidates.

In addition, the Corporate Governance and Sustainability Committee will consider director candidates suggested by stockholders. Any stockholder who wishes to recommend a director candidate for consideration by the committee may do so by submitting the candidate’s name and qualifications to the committee’s chairperson. See “—Communications with Directors” below for how to communicate with the chair of the committee. Our Bylaws include requirements for direct nominations by a stockholder of persons for election to our Board. These requirements are described under “Stockholder Proposals” at the end of this Proxy Statement.

Role of Board in Risk Oversight

Our Board of Directors is responsible for overseeing our management team’s overall approach to risk management. Our Board of Directors regularly reviews our financial and strategic plans and objectives, including the risks that may affect the achievement of these plans and objectives, and receives regular reports from our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and other key executive officers regarding various enterprise risk matters. In accordance with our Corporate Governance Guidelines, our non-management directors also meet at least once each year in executive session with our Chair and Chief Executive Officer to review succession planning for our Chief Executive Officer and other senior executive positions.

In addition, our Board of Directors has delegated to each Board committee primary responsibility to oversee the management of risks that fall within their respective areas of responsibility, as described further below. In performing this function, each Board committee has full access to management, as well as the ability to engage independent outside advisors. At each Board meeting, the chairperson of each Board committee and the Corporate Secretary report on the applicable committee’s activities, including risk management, which provides an opportunity to discuss significant risks with the full Board.

•

Audit Committee: Under its charter, the Audit Committee’s responsibilities include inquiring of management and our independent registered public accounting firm about significant financial risks or exposures, the company’s processes and policies for risk assessment and the steps management has taken to mitigate these risks to the company. The committee receives periodic reports from management on our enterprise risk management program and our risk mitigation efforts. The committee also oversees our legal and regulatory compliance programs, which includes receiving periodic reports from management on our global ethics and compliance program and reviewing our company’s code of conduct. In addition, the committee oversees our internal audit function, as well as risks related to information technology use and protection, including cybersecurity and data privacy, as described in more detail in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

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Human Capital and Compensation Committee: The Human Capital and Compensation Committee has the responsibility to review risks related to our compensation policies and practices, which includes conducting an annual compensation risk assessment. The committee also oversees risks related to our company’s key human capital management strategies and programs, including relating to diversity, equity and inclusion.

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Corporate Governance and Sustainability Committee: The Corporate Governance and Sustainability Committee oversees risks relating to our corporate governance policies, practices and structure. The committee also oversees risks related to sustainability, including environmental and human rights issues and impacts.

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Finance and Capital Planning Committee: The Finance and Capital Planning Committee oversees certain financial matters and risks relating to our capital structure and liquidity, hedging and foreign currency transactions, acquisitions and divestitures and significant capital projects.

Sustainability Oversight

Our Board of Directors has delegated to our Corporate Governance and Sustainability Committee oversight of our significant sustainability strategies, programs, policies and practices. The committee receives quarterly updates from our Chief Sustainability Officer on these matters, and reviews and approves significant sustainability and corporate responsibility policies and reports.

Our corporate sustainability strategy is based on responsible business practices, including a commitment to sustainability and human rights and addressing related opportunities and risks. Our sustainability strategies and goals are reviewed and approved by our President and Chief Executive Officer, our Executive Leadership Team and our Sustainability Leadership Council, composed of our

Chief Sustainability Officer, Chief Financial Officer, Chief Supply Chain Officer, Chief Product Officer, Chief Legal Officer and Chief People Officer. Our Sustainability team, led by our Chief Sustainability Officer, is responsible for formulating our sustainability strategy, leading its integration into the business and managing our sustainability program, which addresses environmental (including climate change) and human rights issues and impacts and leads engagement regarding related due diligence and business integration. We also have a cross-functional task force consisting of leaders from an array of teams across our business that discusses and collaborates on key sustainability issues and initiatives to ensure holistic oversight, consideration and analysis of sustainability across our company.

We encourage you to learn more about our sustainability initiatives by reviewing our FY2023 Sustainability & Impact Report, available at our corporate website, https://about.underarmour.com/, under “Purpose—Sustainability—Sustainability Reports.”

Availability of Corporate Governance Information

For additional information on our corporate governance, including Board committee charters, our Corporate Governance Guidelines and our code of business conduct and ethics, visit our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines to align the financial interests of our company’s executives and non-management directors with the interests of our stockholders. The guidelines currently provide that executive officers should own company stock with a value at least equal to six times the annual base salary for the Chief Executive Officer, three times annual base salary for Executive Vice Presidents and one times annual base salary for all other executive officers, in each case based on the average closing price of our stock for the prior fiscal year. The guidelines also provide that non-management directors should own company stock with a value at least equal to five times the amount of the annual retainer paid to directors. Executive officers are expected to achieve the stock ownership levels under these guidelines within five years of their hire or promotion to executive officer and non-management directors within five years of joining our Board. The equity that qualifies for determining stock ownership levels under the guidelines includes owned shares, deferred stock units held pursuant to the Non-Employee Directors Deferred Stock Unit Plan (described below) and shares issuable with respect to unvested, time based restricted stock units, but excludes unearned shares issuable with respect to unvested, performance based restricted stock units and unexercised options (or any portion thereof, such as the current “in the money” value). The company’s stock ownership guidelines can be found on our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

All executive officers and non-management directors are either in compliance with the guidelines as of the last measuring date or are new to their roles within the last five years and so are not yet required to have achieved the applicable stock ownership levels. We anticipate such executive officers and non-management directors will be in compliance with the guidelines within the required time frame.

Communication with Directors

If stockholders or other interested parties wish to communicate with non-management directors, they should write to Under Armour, Inc., Attention: Corporate Secretary, 1020 Hull Street, Baltimore, Maryland 21230. Further information concerning contacting our Board is available through our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

Indemnification of Directors in Derivative Actions

Under the Maryland General Corporation Law (the “MGCL”), we are required to report to stockholders in this Proxy Statement certain information regarding the indemnification or advancement of expenses to members of our Board. As disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, certain of our directors and officers have been named as defendants in certain derivative actions brought against the company (the “derivative actions”). Under our Bylaws and the MGCL, our directors and officers may be entitled to indemnification and advancement of legal expenses in certain circumstances in connection with these derivative actions. As the legal representation of our directors other than Mr. Plank and Mr. Frisk (who served as Chief Executive Officer and a member of our Board of Directors from January 1, 2020 through May 31, 2022) is currently combined with the legal representation of our company, we have not advanced or reimbursed expenses of any of our directors other than Mr. Plank and Mr. Frisk to date. During fiscal year 2024, we advanced approximately $8,893 and $2,381 of legal expenses for Mr. Plank and Mr. Frisk, respectively.

COMPENSATION OF DIRECTORS

Retainers

The compensation arrangement for non-management directors during fiscal year 2024 was as follows:

Fiscal Year 2024
Annual Retainer for each Director	$90,000
Annual Retainer for Committee Chairs
Audit Committee	$30,000
Human Capital and Compensation Committee	$25,000
Corporate Governance and Sustainability Committee	$22,500
Finance and Capital Planning Committee	$22,500
Annual Retainer for Committee Members	$10,000
Annual Retainer for Lead Director	$50,000

The cash retainers are payable in quarterly installments in arrears and directors have the option to defer the cash retainers into deferred stock units pursuant to the Non-Employee Directors Deferred Stock Unit Plan. Beginning with the second quarter of 2016, we began issuing deferred stock units for shares of our Class C Stock rather than our Class A Stock. Deferred stock units will be settled in shares of our Class A Stock or Class C Stock (as applicable) on a one-for-one basis six months after the director leaves the Board, or sooner upon death or disability. During fiscal year 2024, we did not pay separate fees for attendance at any Board or standing committee meetings.

Equity Awards

Non-management directors also receive the following equity awards:

•	Upon initial election to the Board, an award of restricted stock units for shares of Class C Stock valued (on the grant date) at $100,000 with the units vesting in three equal annual installments.

•

An annual award of restricted stock units for shares of Class C Stock valued (on the grant date) at $150,000 following each Annual Meeting of Stockholders, with the units vesting in full at the following year’s Annual Meeting of Stockholders.

The restricted stock units vest in full upon the director’s death or disability or upon a change in control of Under Armour. The restricted stock units are forfeited if the director leaves the Board for any other reason prior to the scheduled vesting term. Upon vesting of the restricted stock units, the restricted stock units are converted into deferred stock units with the shares delivered six months after the director leaves the Board, or sooner upon death or disability.

The table below sets forth information concerning the compensation of our non-management directors for fiscal year 2024.

Director Compensation for Fiscal Year 2024

	Fiscal Year 2024
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Douglas E. Coltharp	142,500	150,000	292,500
Jerri L. DeVard	110,000	150,000	260,000
Mohamed A. El-Erian	160,000	150,000	310,000
Carolyn N. Everson (4)	108,324	150,000	258,324
David W. Gibbs (4)	116,676	150,000	266,676
Karen W. Katz	110,000	150,000	260,000
Eric T. Olson	112,500	150,000	262,500
Patrick W. Whitesell	100,000	150,000	250,000

(1)

Non-management directors may elect to defer cash retainers into deferred stock units pursuant to the Non-Employee Directors Deferred Stock Unit Plan as described above. The table below sets forth the amount of cash deferred and the number of deferred stock units of Class C Stock received for those directors who made this election.

	Fiscal Year 2024
Name	Cash Deferred ($)	Deferred Stock Units (#)
Douglas E. Coltharp	142,500	20,361
Jerri L. DeVard	—	—
Mohamed A. El-Erian	110,000	15,717
Carolyn N. Everson (4)	85,824	12,265
David W. Gibbs (4)	116,676	16,678
Karen W. Katz	90,000	12,859
Eric T. Olson	—	—
Patrick W. Whitesell	75,000	10,727

(2)

The amount in this column reflects the aggregate grant date fair value in accordance with applicable accounting guidance of the Class C Stock awards granted during fiscal year 2024. As of March 31, 2024, each of Mr. Coltharp, Ms. DeVard, Dr. El-Erian, Ms. Katz and Admiral Olson held restricted stock units for 21,613.83 shares of Class C Stock, which amount represents restricted stock units granted pursuant to the annual equity award following the 2023 Annual Meeting of Stockholders. As of March 31, 2024, Mr. Gibbs held restricted stock units for 23,259.92 shares of Class C Stock, which amount also includes restricted stock units awarded when he was appointed to the Board in September 2021. As of March 31, 2024, Ms. Everson and Mr. Whitesell each held restricted stock units for 27,582.20 shares of Class C Stock, which amount also includes restricted stock units awarded when they were appointed to the Board in February 2023.

(3)

We have disclosed the assumptions made in the valuation of the stock awards in “Stock-Based Compensation” under Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(4)	On June 1, 2023, Ms. Everson became a member of the Audit Committee, replacing Mr. Gibbs.

Update to Director Compensation for Fiscal Year 2025

As discussed above, the Human Capital and Compensation Committee advises the Board on director compensation. In March 2024, in connection with the appointment of Dr. El-Erian as Chair of the Board, management researched (with support from WTW) director compensation practices with respect to independent board chairs and reviewed this information with the Human Capital and Compensation Committee. The committee recommended and the Board approved, effective April 1, 2024, an annual retainer for the Chair of the Board of $175,000, and specified that the Chair of the Board will not be entitled to receive any annual retainer for committee membership for service on any committee. The committee did not recommend any further changes to our director compensation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation policies and decisions regarding the fiscal year 2024 compensation for our executive officers named in the compensation tables in this Proxy Statement.

Executive Summary

We faced a challenging retail environment in fiscal year 2024 that included continued promotions in our industry, as well as lower than expected demand for our products, particularly in our North America region. This led to a net revenue decline of 3%, which was lower than our expectations at the start of the year. Despite these challenges, we worked to continue our focus on profitability, with our gross margins improving by 130 basis points, driven primarily by supply chain benefits. We also worked to effectively manage our expenses throughout the year, with selling, general and administrative expenses up only by 1% despite the significant changes in our expected net revenues since the start of the year.

Our executive compensation programs in fiscal year 2024 were designed to require our executives to deliver results consistent with our annual operating plan, with a continued focus on improving efficiency and driving profitability, and advancing our long-term efforts to continue to grow our brand. As discussed in more detail below, we achieved the threshold level of performance for the adjusted operating income financial target in our fiscal year 2024 annual cash incentive plan, however we failed to achieve the threshold level of performance with respect to the currency neutral net revenue financial target. This resulted in a significant reduction to incentive award amounts for our named executive officers (achieving 46% of the target level of performance). In addition, while the performance period for our fiscal year 2024 performance based equity awards is ongoing, based primarily on our income from operations and net revenue results for fiscal year 2024 and our initial operating plan for fiscal year 2025, we no longer expect achievement of these awards and expect that they will be forfeited in full.

Management Changes

We have recently experienced significant changes to our executive management team. In February 2023, Stephanie Linnartz joined the company as the President and Chief Executive Officer and a member of the company’s Board of Directors. In March 2024, we announced that, effective April 1, 2024, Ms. Linnartz would be leaving the company, and Kevin Plank, the founder and former Chief Executive Officer of the company, who was then serving as Executive Chair and Brand Chief, would be returning as President and Chief Executive Officer. This “Compensation Discussion and Analysis” section provides an overview of our executive compensation throughout fiscal year 2024, prior to the changes to Ms. Linnartz’s and Mr. Plank’s roles.

Additional changes to our executive management team during fiscal year 2024 and in recent months have impacted the named executive officers included in this Proxy Statement. On July 3, 2023, Lisa Collier stepped down from her role as Chief Product Officer. On July 24, 2023, Jim Dausch joined the company as Chief Consumer Officer. On February 1, 2024, David Baxter stepped down from his role as President, Americas. On May 16, 2024, Tchernavia Rocker stepped down from her role as Chief People and Administrative Officer.

Fiscal Year 2024 Performance and Compensation Highlights

For fiscal year 2024, a substantial portion of the annual compensation potential for our executive officers was tied to the performance of our company, primarily through:

•	our annual cash incentive plan, with awards earned based primarily on our financial performance in fiscal year 2024; and

•

our annual equity award program, which were in the form of 50% time based and 50% performance based restricted stock unit awards, where the value ultimately realized by our executives depends on our long-term financial performance.

Our fiscal year 2024 adjusted operating income was $351 million ($230 million on a GAAP basis), meeting the threshold level of performance set under our fiscal year 2024 annual cash incentive plan. Our fiscal year 2024 currency neutral net revenue was $5.73 billion ($5.70 billion on a GAAP basis), which fell below the threshold level of performance set forth under our fiscal year 2024 annual cash incentive plan. The threshold adjusted operating income and revenue targets were set at $348 million and $5.904 billion, respectively. The performance targets for the performance based equity awards granted in fiscal year 2024 were based on currency neutral net revenue and adjusted operating income targets consistent with our long-term financial plan at the start of fiscal year 2024. As discussed in more detail below, given our results in fiscal year 2024 and our initial annual operating plan for fiscal year 2025, we no longer expect achievement of these awards and expect that they will be forfeited in full. See “—Components of Our Fiscal Year 2024 Compensation Program—Equity Awards—Annual Performance Based Awards and Time Based Equity Awards for Fiscal Year 2024.”

Currency neutral net revenue amounts presented in this Proxy Statement generally refer to our GAAP net revenues, adjusted for gains or losses incurred due to changes in foreign currency exchange rates as compared with the foreign exchange rates used in our initial annual operating plan. Adjusted operating income amounts presented in this Proxy Statement generally refer to our GAAP operating income, adjusted for certain specified items considered when determining executive compensation. For purposes of determining executive compensation, our annual cash incentive plan specified certain adjustments that should be considered when evaluating performance against the targets, which would have the effect of further increasing adjusted operating income. These adjustments included items such as the expense associated with the annual cash incentive awards, the impact of certain goodwill impairment charges, restructuring and other related charges, certain litigation related expense, certain severance related expense, foreign exchange losses and gains and charges related to the write-down of our accounts receivable asset due to customer bankruptcies. For a reconciliation of currency neutral net revenue and adjusted operating income as set forth in this Proxy Statement to the nearest GAAP measure, see “Appendix B: Reconciliation of Non-GAAP Financial Measures.”

Advisory Vote to Approve Executive Compensation

At our 2023 Annual Meeting of Stockholders, we held an advisory vote to approve executive compensation, commonly referred to as “say on pay.” The Human Capital and Compensation Committee values the opinions expressed by stockholders in these votes. While these votes are advisory and non-binding, the Human Capital and Compensation Committee and the Board review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with stockholders to better understand issues and concerns not previously presented.

Our stockholders overwhelmingly approved our “say on pay” proposal at our 2023 Annual Meeting of Stockholders, with more than 90% of the votes cast voting to approve our executive compensation. The Human Capital and Compensation Committee reviewed the voting results and given the strong level of support, did not make any changes to our executive compensation program or principles in response to the vote. The Human Capital and Compensation Committee will continue to consider results from the annual “say on pay” advisory vote, including the results from the upcoming 2024 Annual Meeting of Stockholders, as well as other stockholder input, when reviewing executive compensation programs, principles and policies.

Executive Compensation Features

We believe our executive compensation programs incorporate best practices that seek to drive business performance and align our executives with stockholder interests:

What We Do	What We Don’t Do

✓  Pay for performance by tying the majority of executive compensation to pre-established, quantifiable performance goals or our stock price

✓  Double trigger provisions for all equity awards

✓  Balance of short- and long-term performance metrics

✓  “Clawback” policy that applies to our annual cash incentive plan and long-term incentive plan

✓  Independent executive compensation consultant

✓  Stock ownership guidelines for executive officers

✓  Conduct annual stockholder “say on pay” advisory vote

×   Employment agreements (unless required by local law)

×   Pension or supplemental retirement plan

×   Guaranteed salary increases for executive officers

×   Inclusion of long-term incentive awards in severance benefit calculations

×   Contributions to the deferred compensation plan for any executive officer in fiscal year 2024

×   Permit hedging of Under Armour shares (with no director or officer having any shares pledged as security in fiscal year 2024)

×   Allow recycling back into our equity plan of shares used for taxes or option exercises

×   Provide excessive benefits and perquisites

Objectives and Elements of our Compensation Program

The overall objectives of our compensation program for our executive officers are to:

•	Attract and retain highly qualified executives committed to our brand and our purpose;

•	Reward performance and motivate our executives to build and grow our business profitably;

•	Align the interests of our executives with the interests of our stockholders; and

•	Provide competitive pay based on peer group and market data.

During fiscal year 2024, the critical elements of our executive compensation program that are designed to help achieve these objectives are as follows:

	Compensation Element	Purpose	Key Characteristics

FIXED	Base Salary	Compensate fairly and competitively to help us attract and retain highly qualified executives	Determined primarily by the level of responsibility and experience while also considering competitive market data

AT RISK	Annual Cash Incentive Awards	Reward executives for the achievement of near-term financial and strategic objectives and individual performance

Target cash incentive amount set as a percentage of base salary

Actual payout based on performance against pre-established financial and diversity, equity and inclusion targets and an individual performance factor

	Equity Awards	Directly link the interests of executives with stockholders, promote retention and reward strong performance to create long-term stockholder value

Reflects a combination of time based and performance based restricted stock units with the value of the awards directly tied to our stock price

Time based awards vest in three equal annual installments

Performance based awards vest only upon achievement of combined three-year currency neutral net revenue and adjusted operating income targets; if achieved, these awards cliff vest at the end of the three-year performance period

We offer limited benefits and perquisites to our executives and do not offer pension or other retirement plans, other than a 401(k) plan that is offered to our employees generally and a deferred compensation plan pursuant to which executives may defer certain compensation; however, we did not make any company contributions to this plan in fiscal year 2024 for any executive officers. See “—Benefits and Perquisites” below. Our annual equity awards include provisions allowing the acceleration of all or a portion of unvested amounts upon retirement for employees that meet certain criteria based on age and years of service. None of our named executive officers currently meet these retirement eligibility criteria.

Compensation Decision-Making Process

Human Capital and Compensation Committee review process

In early 2023, the Human Capital and Compensation Committee engaged the services of Willis Towers Watson (“WTW”) to provide executive compensation consulting services. The committee obtained from WTW competitive market data on compensation for executives to generally assess the competitiveness of our executive compensation. The competitive market data was based on a peer group and published industry survey data from WTW’s General Industry Executive Compensation and Retail/Wholesale Executive Compensation, among other surveys. The peer group was developed by management based on publicly traded companies within the apparel and footwear industries. Some of the companies within the peer group may compete with us for talent or compare our performance from time to time. The following companies were included in the peer group:

Fiscal Year 2024 Peer Group

Capri Holdings Limited	Levi Strauss & Co.	Skechers U.S.A., Inc.
Carters, Inc.	lululemon athletica inc.	Tapestry, Inc.
Columbia Sportswear Company	NIKE, Inc.	V.F. Corporation
Deckers Outdoor Corporation	PVH Corp.	Wolverine World Wide, Inc.
Hanesbrands Inc.	Ralph Lauren Corporation

The Human Capital and Compensation Committee did not target compensation at or near any particular percentile ranking within the peer group or industry survey data or otherwise use this competitive market data to determine the amount or form of executive compensation. Rather the committee used this data as a general assessment of the competitiveness of our executive compensation programs. The committee determined that our executive compensation was reasonable when compared to the peer group and industry data. As discussed throughout this Compensation Discussion and Analysis section, the committee considers many factors in determining executive compensation levels, including the executive’s prior experience, the position and level of responsibility with our company, market competitiveness, and company, business unit and individual performance.

In May 2024, in conjunction with the review of performance against the fiscal year 2024 annual cash incentive plan targets and fiscal year 2025 salaries and annual equity awards for executive officers, the Human Capital and Compensation Committee reviewed tally sheets relating to executive officer compensation that were prepared by management. The tally sheets included summary compensation information for fiscal year 2021 through fiscal year 2024, including base salary, annual cash incentive awards and equity awards, and the value of unvested equity awards vesting in 2024 and future years.

The Human Capital and Compensation Committee reviewed similar tally sheet data in early 2023 in conjunction with the approval of fiscal year 2024 base salaries and annual equity awards for executive officers.

Historically, during the first quarter of each fiscal year, the Human Capital and Compensation Committee considers annual base salary adjustments, certifies performance under our prior year’s performance based awards and approves the performance measures for the annual cash incentive award and any performance based equity awards for the current fiscal year and the grant of any annual equity awards. However, given the onboarding of a new President and Chief Executive Officer in late February 2023, management continued to refine the company’s long-term strategy during the first quarter of fiscal year 2024. Therefore, during fiscal year 2024, the committee made an exception to its typical practice and approved the annual performance based equity awards during the second quarter of fiscal year 2024.

Management’s role in determining compensation

As discussed throughout this Compensation Discussion and Analysis section, management makes recommendations to the Human Capital and Compensation Committee on base salaries, annual cash incentive awards, annual equity awards and other types of compensation for executive officers, other than our Executive Chair and Brand Chief, Mr. Plank, and our President and Chief Executive Officer, Ms. Linnartz. With respect to fiscal year 2024, in early fiscal year 2024 Ms. Linnartz, with input from other senior executives, recommended the salaries, annual incentive awards and equity awards for our executive officers. The recommendations are based on an assessment of each executive’s performance, including the performance of the business unit(s) for which the executive officer has responsibility and contributions made to the overall success of our business. Given that Ms. Linnartz joined the company as President and Chief Executive Officer just prior to the start of fiscal year 2024, her fiscal year 2024 compensation was approved by the committee in connection with her hiring in February 2023.

Certain executives, including our Chief Executive Officer, our Chief People and Administrative Officer, our Vice President of Human Resources & Total Rewards, our Chief Financial Officer and our Chief Legal Officer and Corporate Secretary, have also been involved in recommendations on the design and framework for our annual cash incentive awards and our annual equity awards. These executives also attend meetings of the Human Capital and Compensation Committee from time to time. The committee generally approves salaries and annual incentive awards for executive officers in executive sessions of the committee without management present.

Components of Our Fiscal Year 2024 Compensation Program

BASE SALARY

The Human Capital and Compensation Committee approves base salaries for our executive officers at levels it deems appropriate based primarily on the executive’s level of responsibility, experience and competitive market data.

The following table summarizes the base salaries for our named executive officers approved by the Human Capital and Compensation Committee for fiscal year 2024:

Named Executive	Title	FY2024 Base Salary
Kevin Plank (1)	President and Chief Executive Officer Former Executive Chair and Brand Chief	$500,000
David Bergman	Chief Financial Officer	$750,000
Jim Dausch (2)	Chief Strategy and Consumer Experience Officer Former Chief Consumer Officer	$625,000
Stephanie Linnartz (1)	Former President and Chief Executive Officer	$1,300,000
David Baxter (3)	Former President, Americas	$675,000
Lisa Collier (4)	Former Chief Product Officer	$750,000
Tchernavia Rocker (5)	Former Chief People and Administrative Officer	$675,000

(1)

Effective April 1, 2024, Ms. Linnartz stepped down as President and Chief Executive Officer and a member of the Board of Directors, and the Board of Directors appointed Mr. Plank as President and Chief Executive Officer. This Compensation Discussion and Analysis section provides an overview of our executive compensation throughout fiscal year 2024, during which time Mr. Plank served as Executive Chair and Brand Chief, and Ms. Linnartz served as President and Chief Executive Officer.

(2)

Mr. Dausch joined the company as Chief Consumer Officer on July 24, 2023. He served as Chief Consumer Officer from July 2023 to May 2024, and has served as Chief Strategy and Consumer Experience Officer since May 2024.

(3)	Mr. Baxter stepped down from the role of President, Americas on February 1, 2024 and left the company on February 16, 2024.

(4)	Ms. Collier stepped down from the role of Chief Product Officer on July 3, 2023 and left the company on October 1, 2023.

(5)	Ms. Rocker stepped down from the role of Chief People and Administrative Officer on May 16, 2024 and left the company on June 1, 2024.

The Human Capital and Compensation Committee did not increase any named executive officer’s base salary in fiscal year 2024. In making this decision, the committee considered competitive market data on compensation for comparable positions from WTW’s executive compensation market assessment, which includes surveys and proxy data.

ANNUAL CASH INCENTIVE AWARD

Plan Design and Performance Measures

We have an annual cash incentive plan for our executive officers pursuant to which executives are eligible for a cash incentive award based primarily on company performance during the year. In May 2023, we announced our financial expectations for fiscal year 2024, noting that we expected net revenue to be flat to up slightly as compared to the prior fiscal year, and adjusted operating income of $310 million to $330 million. The Human Capital and Compensation Committee considered these expectations when establishing targets under the annual cash incentive plan. The committee also considered the continued importance of our diversity, equity and inclusion efforts.

Below is a summary of the targets considered in our annual cash incentive plan for fiscal year 2024, their relative weighting and our performance against each metric:

Fiscal Year 2024 Annual Cash Incentive Plan

	Weighting	Description	Threshold	Target	Maximum	FY2024 Results
Financial Targets

Adjusted Operating Income*	70%	Weighting emphasizes the continued importance of profitability when determining ultimate award amounts	$348 million	$451 million	$570 million	$351 million

Currency Neutral Net Revenue**	20%	Continued revenue growth considered a fundamental indicator of our business strength	$5,904 million	$6,142 million	$6,494 million	$5,730 million
Diversity, Equity and Inclusion

Representation Improvements**	10%	Improvement of representation for women and underrepresented groups in the U.S. corporate employee population	80% of specified target improvements at various levels within the organization	100% of specified target improvements at various levels within the organization	120% of specified target improvements at various levels within the organization	Between Threshold and Target

*	The Adjusted Operating Income targets above excluded the funding for the incentive award amounts. Our actual GAAP reported Operating Income for fiscal year 2024 was approximately $229.8 million.

**

The threshold Adjusted Operating Income goal must be met for the Currency Neutral Net Revenue and Diversity, Equity and Inclusion performance metrics to be funded for payout. If the Adjusted Operating Income payout is above threshold, but below target, the payout for the Currency Neutral Net Revenue and Diversity, Equity and Inclusion metrics cannot exceed 50% of the Adjusted Operating Income payout.

Our annual cash incentive plan for executives for fiscal year 2024 was based primarily on the financial and diversity, equity and inclusion targets described above. For the financial targets, each executive’s performance was tied to overall company performance rather than individual business units. For executives in charge of certain business units, achievement of diversity, equity and inclusion targets is measured based on the individual business unit performance. For Mr. Plank and Ms. Linnartz, however, 100% of their incentive awards were tied to the financial performance and diversity, equity and inclusion targets for the overall company. In addition, while the annual cash incentive award amounts are primarily determined based on the company-wide measures discussed above, the Human Capital and Compensation Committee also considers the individual performance of our executive officers, and may adjust up or down the annual cash incentive amounts based on individual performance during the year. Performance reviews are generally based on a qualitative assessment of performance and consider the executive’s performance and the performance of the department or departments for which the executive has responsibility and the contributions the executive and department are making to the overall success of Under Armour.

Incentive Award Levels and Fiscal Year 2024 Results

For fiscal year 2024, the Human Capital and Compensation Committee set the following award target levels under our annual cash incentive plan for our named executive officers based on achievement of the metrics outlined above:

	Threshold	Target	Maximum

	(Pays at 50% of Target)		(Pays at 200% of Target)

Chief Executive Officer	82.5% of annual salary	165% of annual salary	330% of annual salary

Executive Chair and Brand Chief	100% of annual salary	200% of annual salary	400% of annual salary

Other Named Executive Officers	37.5% of annual salary	75% of annual salary	150% of annual salary

The Human Capital and Compensation Committee did not increase the annual cash incentive award target levels for fiscal year 2024 as compared to fiscal year 2023. Between the threshold amount and the target amount of each metric, and the target amount and maximum amount of each metric, the company utilizes a sliding scale to determine the payout based on the amount of funding generated by the incremental adjusted operating income dollars, currency neutral net revenue dollars, or percentage of representation improvements. The annual incentive amounts for all the named executive officers were set at the above levels in order to have a significant percentage of the executive officers’ total compensation tied primarily to corporate performance. We believe tying a significant percentage of executive officers’ total compensation to corporate performance supports our objective to motivate our executives to build and profitably grow our business.

With respect to the financial targets, we achieved the threshold performance level, with adjusted operating income of $350.8 million and currency neutral net revenue of $5,730.0 million. With respect to the diversity, equity and inclusion targets, overall company performance was between the threshold and target level for the representation improvement metric. For those named executive officers whose achievement of the representation improvement metric was measured based on individual business unit performance, performance was also between the threshold and target performance level, except with respect to Mr. Dausch and Ms. Rocker, whose individual business unit achievements for the representation improvement metric met the target performance level.

Based on these performance conditions, the Human Capital and Compensation Committee approved fiscal year 2024 annual cash incentive award amounts for the named executive officers at between 45 and 46% of the target level of performance.

The annual cash incentive award for our executives is primarily determined based on the performance measures discussed above. However, the Human Capital and Compensation Committee considers the overall performance of our CEO and the other executive officers, and may adjust the annual incentive amounts based on individual performance during the year. Performance reviews are generally based on a qualitative assessment of performance and consider the executive’s performance and the performance of the department or departments for which the executive has responsibility, as well as the contributions the executive and department are making to the overall success of Under Armour. The CEO makes recommendations to the committee for adjustments for executives, if any, and the committee decides whether any adjustment is warranted for the CEO in an executive session without the CEO present. For fiscal year 2024, Ms. Rocker received an individual performance adjustment to her annual cash incentive award, resulting in her final award amount multiplied by 1.07 (or 107% of the amount). This was based on her strong performance and leadership during a period of significant management transition. Due to departures of Mr. Baxter and Ms. Collier prior to the end of the fiscal year and the announced departure of Ms. Linnartz, the committee did not assess each of their individual performance, as their fiscal year 2024 bonuses were paid pursuant to the Under Armour, Inc. Executive Severance Program.

As previously disclosed in our Fiscal Year 2024 Annual Report on Form 10-K (included within the Fiscal Year 2024 Annual Report to Stockholders), we identified and corrected certain accounting errors impacting our fiscal year 2023 financial statements, among other reporting periods. Although not required under our Clawback Policy described in further detail below, as a result of the correction of these errors management recommended and the Human Capital Committee approved reductions to the fiscal year 2024 annual cash incentive award amounts paid to our current executive officers who were also executive officers during fiscal year 2023. The amount of the reduction was equal to the difference between the amount that was paid to such executive officer based on the company’s previously filed fiscal year 2023 financial statements and the amount that would have been paid to such individual based on the revised fiscal year 2023 financial statements. As a result, Mr. Plank, Mr. Bergman and Ms. Rocker’s annual cash incentive awards for fiscal year 2024 were reduced by $328,000, $184,500 and $207,563, respectively. For the amounts paid to the named executive officers, see the “Fiscal Year 2024 Summary Compensation Table” below.

EQUITY AWARDS

Management and the Human Capital and Compensation Committee believe equity awards are an essential component of executive compensation and serve to better align the interests of our executives with those of our stockholders.

The Human Capital and Compensation Committee approves equity awards under our Fourth Amended and Restated 2005 Omnibus Long-Term Incentive Plan, as amended (the “2005 Plan”). The purpose of the 2005 Plan is to enhance our ability to attract and retain highly qualified executives and other persons and to motivate them to improve our business results and earnings for the long-term by providing them with equity holdings in Under Armour. While the committee has the discretion under the terms of the plan to issue awards for shares of our Class A Stock, the committee has used only our Class C Stock for equity compensation in recent years.

Annual Equity Awards for Fiscal Year 2024

As discussed above, for fiscal year 2024, management recommended, and the committee approved, maintaining our historical practice of granted 50% time based and 50% performance based restricted stock unit awards for the annual equity award program. The following provides a summary of the fiscal year 2024 annual equity award program for our named executive officers:

Employees receiving equity awards under the 2005 Plan are chosen primarily based on their position and responsibilities within the company. The amount of the equity award to each employee is generally tiered based on the employee’s level within the company and competitive market practices, and for executive officers the Human Capital and Compensation Committee considered the mix of equity awards as part of the total compensation for executives. Employees at the Senior Vice President level and above receive 50% of their annual equity awards granted in the form of time based restricted stock units and 50% granted in the form of performance based restricted stock units, while equity-eligible employees below the Senior Vice President level receive 100% of their annual equity awards granted in the form of time based restricted stock units.

The committee approved Ms. Linnartz’s annual equity award targets in connection with her hiring in February 2023. Because Mr. Dausch joined the company in July 2023 after the fiscal year 2024 time based annual equity awards were granted, he was granted a prorated time based annual equity award. With respect to each of the other named executive officers, the committee recommended an annual equity award target with the same grant date fair value as the prior year (with 50% granted in the form of time based restricted stock units and 50% in the form of performance based restricted stock units). These equity awards are included in the “Grants of Plan-Based Awards for Fiscal Year 2024” table below. Ms. Linnartz, Mr. Baxter and Ms. Collier forfeited all of their fiscal year 2024 annual equity awards upon their departures. Ms. Rocker remained with the company through the first vesting date of the fiscal year 2024 annual time based awards, but otherwise forfeited all remaining amounts.

While the performance period for the fiscal year 2024 performance based restricted stock unit awards remains ongoing, based on our financial results for fiscal year 2024 and our initial operating plan for fiscal year 2025, we no longer expect achievement of these awards and expect that they will be forfeited in full. Our performance in fiscal years 2025 and 2026 will ultimately determine what portion, if any, of these awards are ultimately earned.

Time Based Equity Awards

From time to time management recommends, and the Human Capital and Compensation Committee approves, other time based restricted stock unit awards to certain of our executive officers, typically in connection with the officer joining our company, a change in the scope of the officer’s responsibilities, or to ensure that the officer’s financial interests are sufficiently aligned with the interests of our stockholders. In determining the amount of these awards, management and the committee considered primarily the executive’s position and level of responsibility within our company, as well as the retention and long-term incentive value of the award.

In August 2023, management recommended, and the committee approved, a sign-on time based restricted stock unit award with a grant date fair value of $200,000 for Mr. Dausch in connection with his hiring. The award will vest in three equal annual installments beginning in August 2024, subject to continued employment.

These equity awards are included in the “Grants of Plan-Based Awards for Fiscal Year 2024” table below.

FISCAL YEAR 2025 COMPENSATION CHANGES

In connection with the Human Capital and Compensation Committee’s annual review of executive compensation, the committee approved an updated compensation package for Mr. Plank for fiscal year 2025. The primary components of Mr. Plank’s fiscal year 2025 compensation include the following: (i) a performance based restricted stock unit award for 2,000,000 shares of the company’s Class C Stock (the “PSU Award”) pursuant to the 2005 Plan (representing a grant date fair value of $8,260,000), (ii) effective July 1, 2024, an annual base salary of $900,000 (previously $500,000 when serving as

Executive Chair and Brand Chief), and (iii) a time based restricted stock unit award for $840,000 of the company’s Class C Stock (the “RSU Award”) pursuant to the 2005 Plan. The PSU Award and RSU Award are each subject to the terms and conditions set forth in the related grant agreements, and each award was granted on June 3, 2024. The closing price of the Class C Stock on the New York Stock Exchange as of June 3, 2024 was $6.78 per share.

The PSU Award is eligible to vest in certain annual increments only upon achievement of a share-price hurdle. This requires that the average of the closing trading prices of the Class C Stock equal or exceed $13.00 over 60 consecutive trading days. If the share-price hurdle is not achieved prior to March 31, 2028, the PSU Award will be forfeited in full. The RSU Award will vest in one-third equal annual installments. Both awards are subject to Mr. Plank’s continuous employment through the applicable vesting dates (other than in the case of death or disability, in which case, he would receive the 100% of the awards). In the event of a change in control of the company in which the equity awards are not continued, assumed or substituted with a substitute award, the PSU Award will vest in full if either the share-price hurdle was achieved prior to the date of the change in control or if the per share value received by stockholders in the transaction equals or exceeds $13.00 (and otherwise will be forfeited), and the RSU Award will vest in full. In the event of a change in control of the company in which substitute awards are provided, the PSU Award will continue based on the terms of the substitute award, and the RSU Award will continue with the same vesting dates as applied prior to the change in control, in each case, subject to full accelerated vesting if Mr. Plank’s employment is terminated by the successor company without cause or he resigns for good reason within two years following the change in control.

BENEFITS AND PERQUISITES

We have no defined benefit pension plan or any type of supplemental retirement plan for executives. We have a deferred compensation plan to provide senior management, including executive officers, with a way to save on a tax-deferred basis for retirement and other needs. The plan allows for company contributions in certain limited cases. See “Nonqualified Deferred Compensation” for a description of this plan and the balances under the plan for the named executive officers. We did not make any company contributions to the plan in fiscal year 2024 for any named executive officer.

Executive officers are eligible to participate in our broad-based benefit plans available to employees generally, including a 401(k) plan and Employee Stock Purchase Plan.

We pay the premiums for supplemental long-term disability insurance for our executive officers. The standard benefit offered to all employees provides long-term disability insurance equal to 50% of their salary, with the ability for the employee to elect to pay the premiums for up to an additional 16.66% of their salary (for 66.66% in total). The benefit is capped at a maximum benefit of $12,500 per month. The cap results in a lower percentage of salary paid for executive officers under the standard benefit. The supplemental policy for our named executive officers provides additional coverage of up to $20,000 per month. We do not provide any tax gross-up to our executive officers to cover the income taxes incurred as a result of our paying the premiums on these policies.

Other Compensation Practices

EQUITY GRANT PRACTICES

During fiscal year 2024, equity awards were generally granted to executive officers at one of our regularly scheduled Human Capital and Compensation Committee meetings or by unanimous written consent following discussion at a regularly scheduled Human Capital and Compensation Committee meeting. Our practice is to grant restricted stock units with a grant date fair value based on the closing market price of our common stock on the grant date. In years where stock options are granted, our practice is to grant stock options with an exercise price equal to the closing market price of our common stock on the grant date. We do not backdate grants of awards and we have not had any program, plan or practice to select stock option or restricted stock unit grant dates for executive officers in coordination with the release of material non-public information in order to create value for the executive.

HEDGING AND PLEDGING

As part of our insider trading policy described below, our board has adopted prohibitions against specified individuals from engaging in hedging transactions of Under Armour stock. Persons subject to the policy are prohibited from effecting short sales of our securities. Our insider trading policy defines a short sale as a sale involving securities the seller does not own at the time of the sale or, if owned by the seller, securities that will be delivered on a delayed basis beyond the customary settlement date. Our insider trading policy also prohibits purchases or sales of derivative securities, such as puts and calls, relating to our stock. While our policy does not prohibit pledging our securities, none of our directors or executive officers has any shares pledged as security.

INSIDER TRADING POLICY

We have adopted the Under Armour Insider Trading Policy, which governs the purchase, sale and other dispositions of our securities by all of our directors, officers and employees, as well as their spouses, minor children, relatives and other persons who live with them, and any trusts, estates or other entities over which they exercise control or in which they have any beneficial interest. Our insider trading policy is designed to promote compliance with insider trading laws, rules and regulations, as well as the rules and regulations of the New York Stock Exchange. In addition to the restrictions described above, it prohibits those who are subject to the policy from trading securities of any company, including Under Armour, while in possession of material non-public information, and from buying, selling or gifting our securities even if not in possession of such information during certain trading blackout periods, subject to limited exceptions. Our insider trading policy also imposes additional trading restrictions applicable to our directors, executive officers and designated insiders (as defined therein). The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Under Armour Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and is available through our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

CLAWBACK POLICY

Effective October 2023, our Board of Directors adopted the Under Armour, Inc. Clawback Policy (the “Clawback Policy”) designed to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and the listing standards of the New York Stock Exchange. The Clawback Policy provides that in the event the company is required to prepare an accounting restatement, the company will seek to recover from certain current or former executives any incentive-based compensation received on or after October 2, 2023 and during the three completed fiscal years immediately preceding the date of the applicable accounting restatement to the extent the amount of such incentive-based compensation received by any such executive officer exceeds the amount that would have been received had such incentive-based compensation been determined based on the restated financial reporting measure, with limited exceptions. The recovery of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement.

In addition, in event the accounting restatement is as a result of misconduct, then, in addition to any other recoupment obligations set forth under the Clawback Policy, the company’s Chief Executive Officer and Chief Financial Officer shall reimburse the company for any bonus or other incentive-based or equity-based compensation received by such person from the company during the 12-month period following the public issuance or filing of the accounting restatement and any profits realized from the sale of securities of the company during such 12-month period, in accordance with the requirements of the Sarbanes-Oxley Act of 2022.

The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and is available through our corporate website, https://about.underarmour.com/, under “Investors—Corporate Governance.”

EXECUTIVE SEVERANCE

Executive Severance Program

We provide severance benefits to all of our executives (other than Mr. Plank) in connection with a termination without cause (or, with respect to the Chief Executive Officer (other than Mr. Plank) only, resignation for good reason) occurring other than in connection with a change in control though the Under Armour, Inc. Executive Severance Program (as amended, the “Severance Plan”), which was adopted by the Human Capital and Compensation Committee in November 2022 and most recently amended in May 2024. Under the Severance Plan, if an executive’s employment is terminated without Cause, or if the Chief Executive Officer resigns for Good Reason, the executive is entitled to a lump-sum payment of: (i) the executive’s annual base salary multiplied by 2, in the case of the Chief Executive Officer, 1.5, in the case of an executive vice president, or 1, in the case of a senior vice president; (ii) a pro-rated annual cash incentive award based on our company’s actual performance for the year (subject to the executive having been employed through at least the first six months of the year, with payment delivered in the following year concurrently with payments to all employees and the individual performance based on the average individual performance multiplier of the middle performance rating for the plan year); (iii) fully paid premiums for medical and dental benefits for a period of 24 months, in the case of the Chief Executive Officer, 18 months, in the case of an executive vice president, or 12 months, in the case of a senior vice president and (iv) a cash payment to be applied to career transition support services. The executive must agree not to compete against the company for one year (or, in the case of the Chief Executive Officer, two years) to receive these benefits. The Severance Plan is described in further detail below under “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control.”

Executive Change in Control Severance Plan

In November 2022, the Human Capital and Compensation Committee adopted the Under Armour, Inc. Executive Change in Control Severance Plan (as amended in February 2023, the “CIC Severance Plan”), of which all of our executives except Mr. Plank are participants. The purpose of the CIC Severance Plan is to ensure that we are able to receive and rely upon the executive’s advice as to the best interest of the company and our stockholders in connection with a change in control without concern that the executive might be distracted, or his or her advice may be affected by the personal uncertainties and risks created by a change in control. The CIC Severance Plan provides severance only following a change in control and only if the executive’s employment is terminated without cause or the executive leaves for good reason within two years after the change in control or within three months before but in connection with the change in control, generally referred to as a “double trigger.” The CIC Severance Plan does not provide for a tax gross-up. The primary benefit offered under the

CIC Severance Plan is severance in an amount equal to the sum of (x) the executive’s annual base salary for the current year plus (y) the executive’s target annual cash incentive award, multiplied by (i) 1.5, in the case of an executive vice president or (ii) 2, in the case of the Chief Executive Officer. The executive forfeits her or his annual cash incentive award for the year in which the employment ends. The executive must agree not to compete against the company for one year to receive these benefits. The CIC Severance Plan is described in further detail below under “Executive Compensation Tables—Potential Payments Upon Termination of Employment or Change in Control.”

Separation of Stephanie Linnartz

As described above, in March 2024, we announced that Stephanie Linnartz would step down from her role as President and Chief Executive Officer of the company and as a member of the company’s Board of Directors on April 1, 2024. To support the transition, Ms. Linnartz remained with the company as an advisor through April 30, 2024. In connection with her separation from the company, the company and Ms. Linnartz entered into a separation agreement consistent with the terms of our Severance Plan and providing for the following: (i) $2,600,000 in separation payments (equal to two times her annual base salary); (ii) $976,447 in respect of her fiscal year 2024 annual performance bonus based on actual performance; (iii) payment of the medical premiums for continued medical, dental and vision COBRA coverage for 24 months, as well as $25,000 in respect of potential outplacement services and (iii) $59,738 in respect of accrued but unused paid time off in accordance with the company’s paid time off policies then in effect. In addition, pursuant to the terms of her grant agreement, the unvested tranches of Ms. Linnartz’s sign-on restricted stock unit award received in connection with her hiring were accelerated (representing a grant date value of approximately $7.3 million). The payments and accelerated vesting described above were paid to Ms. Linnartz during fiscal year 2025 and therefore are not included in the fiscal year 2024 Executive Compensation Tables below. Upon her departure, Ms. Linnartz forfeited her fiscal year 2024 annual time based and performance based restricted stock unit awards in full.

Separation of David Baxter

As described above, David Baxter stepped down from his role of President, Americas effective February 1, 2024. Mr. Baxter continued to serve as an advisor to the company through February 16, 2024. In connection with his separation from the company, the company and Mr. Baxter entered into a separation agreement consistent with the terms of our Severance Plan and providing for the following: (i) $1,012,500 in separation payments (equal to one and a half times his annual base salary); (ii) $184,934 in respect of his fiscal year 2024 annual performance bonus based on actual performance; (iii) $35,118 to reimburse Mr. Baxter for 18 times the then-current monthly premium cost for COBRA continuation coverage under the company’s health insurance plans based on Mr. Baxter’s coverage elections as in effect on his separation date, as well as potential outplacement services; and (iv) $26,043 in respect of accrued but unused paid time off in accordance with the company’s paid time off policies then in effect. Upon his departure, Mr. Baxter forfeited all of his unvested equity awards.

Separation of Lisa Collier

As described above, Lisa Collier stepped down from her role of Chief Product Officer effective July 3, 2023. Ms. Collier continued to serve as an advisor to the company through October 1, 2023. In connection with her separation from the company, the company and Ms. Collier entered into a separation agreement consistent with the terms of our Severance Plan and providing for the following: (i) $1,125,000 in separation payments (equal to one and a half times her annual base salary); (ii) $124,488 in respect of her fiscal year 2024 annual performance bonus based on actual performance; and (iii) $54,634 to reimburse Ms. Collier for 18 times the then-current monthly premium cost for COBRA continuation coverage under the company’s health insurance plans based on

Ms. Collier’s coverage elections as in effect on her separation date, as well as potential outplacement services. Upon her departure, Ms. Collier forfeited all of her unvested equity awards.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

In prior years, management and the Human Capital and Compensation Committee have reviewed and considered, as appropriate, the effect of limitations on deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code of compensation in excess of $1 million that was paid to certain executive officers. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance based compensation, effective for taxable years beginning after December 31, 2017. As a result, all performance based compensation paid to our named executives is now included when determining compensation in excess of $1 million that generally will not be deductible. The Human Capital and Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of attracting and retaining talented management. Accordingly, the Human Capital and Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Human Capital and Compensation Committee Report

The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with Under Armour’s management. Based on this review and discussion, the Human Capital and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as filed with the SEC.

David W. Gibbs, Chair

Jerri L. DeVard

Patrick W. Whitesell

EXECUTIVE COMPENSATION TABLES

As previously disclosed, our Board of Directors approved a change in our fiscal year end from December 31 to March 31, effective for the fiscal year beginning April 1, 2022. In this Proxy Statement, we refer to the three-month period that began on January 1, 2022 and ended on March 31, 2022 as the transition period or 2022 TP. Our most recently completed fiscal year was the twelve-month period that began on April 1, 2023 and ended on March 31, 2024, which we refer to as fiscal year 2024. Our fiscal year 2023 began on April 1, 2022 and ended on March 31, 2023. Our fiscal year 2021 began on January 1, 2021 and ended on December 31, 2021. There was no fiscal year 2022. The change in fiscal year end impacted the design and timing of the approval of certain elements of our fiscal year 2023 executive compensation program, as described in our 2023 Proxy Statement.

Fiscal Year 2024 Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during fiscal year 2024, fiscal year 2023, the transition period and fiscal year 2021 to the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal year 2024, the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2024 and two additional former executive officers for whom disclosure would have been provided in this proxy statement but for the fact that these individuals were not serving as executive officers of the company at the end of fiscal year 2024. Certain salary and annual incentive plan compensation amounts may be deferred under our deferred compensation plan as discussed under “Nonqualified Deferred Compensation” below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Kevin Plank(4)	2024	500,000	—	4,000,000	127,220	18,547	4,645,767
President and Chief Executive Officer; Former Executive Chair and Brand Chief	2023	501,923	—	2,000,000	486,750	20,952	3,009,625
	2022 TP	123,077	—	2,000,000	—	7,571	2,130,648
	2021	372,385	—	4,000,000	1,875,000	18,729	6,266,114

David Bergman	2024	750,000	—	1,500,000	70,436	24,212	2,344,648
Chief Financial Officer	2023	752,885	—	750,000	273,797	23,020	1,799,702
	2022 TP	184,615	—	1,500,000	—	10,315	1,694,930
	2021	732,500	—	1,250,000	1,019,128	18,836	3,020,464
Jim Dausch(5)	2024	432,692	200,000	1,293,750	148,534	17,951	2,092,927
Chief Strategy and Consumer Experience Officer; Former Chief Consumer Officer
Stephanie Linnartz(4)	2024	1,300,000	200,000	8,000,000	976,447	5,743	10,482,190
Former President and Chief Executive Officer	2023	125,000	175,000	11,000,000	—	—	11,300,000
	2022 TP	—	—	—	—	—	—
David Baxter(6)	2024	597,115	—	950,000	—	1,277,452	2,824,567
Former President, Americas
Lisa Collier(7)	2024	375,000	—	625,000	—	1,315,357	2,315,357
Former Chief Product Officer
Tchernavia Rocker(8)	2024	675,000	—	1,250,000	41,732	20,769	1,987,501
Former Chief People and Administrative Officer	2023	677,596	—	1,375,000	308,021	20,778	2,381,395
	2022 TP	166,154	—	625,000	—	14,461	805,615

(1)

Reflects the grant date fair value of all performance and time based restricted stock unit awards in accordance with SEC disclosure rules. As discussed above, the performance based awards granted in fiscal year 2024 included threshold, target and maximum levels of performance and are based on a combined three-year performance period, which includes fiscal years 2024, 2025 and 2026. With respect to performance based awards granted in fiscal year 2024, 100% of the target value is included in the table above, which was the amount we deemed probable when the awards were first granted.

In accordance with SEC disclosure rules, we are required to present the fair values of the fiscal year 2023 and the fiscal year 2024 performance based awards at grant date assuming achievement at the highest level or “maximum” level of performance conditions for each of these awards (equal to 200% of the target value). The value of any time based awards are not included.

Name	Fiscal Year 2023 Performance Based Awards ($)	Fiscal Year 2024 Performance Based Awards ($)
Kevin Plank	4,000,000	4,000,000
David Bergman	1,500,000	1,500,000
Jim Dausch		1,250,000
Stephanie Linnartz		8,000,000
David Baxter		950,000
Tchernavia Rocker	1,250,000	1,250,000

Ms. Collier stopped serving as the company’s Chief Product Officer on July 3, 2023 and therefore was not granted a fiscal year 2024 performance based award. Ms. Linnartz and Mr. Dausch joined the company on February 27, 2023 and July 24, 2023, respectively, and therefore were not granted fiscal year 2023 performance based awards. Since Mr. Baxter and Ms. Collier were not named executive officers in fiscal year 2023, we are only required to provide their fiscal year 2024 compensation.

The performance period for the fiscal year 2023 awards continues through the end of fiscal year 2025, and the performance period for the fiscal year 2024 awards continues through the end of fiscal year 2026. However, in the third quarter of fiscal year 2024, we determined that the achievement of the threshold performance condition for the fiscal year 2023 awards was not probable, and in the fourth quarter of fiscal year 2024, we determined that the achievement of the threshold performance condition for the fiscal year 2024 awards was not probable. Therefore, we do not currently expect any of the fiscal year 2023 or fiscal year 2024 performance awards to vest and expect that they will be forfeited in full.

As discussed in our 2022 Proxy Statement, due to the impact of COVID-19, no performance based awards were granted in 2021. There were no performance based awards granted in the transition period.

(2)

Equity grants included in this table are further described above under the “Compensation Discussion and Analysis” or below in the “Grants of Plan-Based Awards for Fiscal Year 2024” or “Outstanding Equity Awards at 2024 Fiscal Year-End” tables. We have disclosed the assumptions made in the valuation of the stock awards in “Stock Based Compensation” under Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

(3)	See the “Fiscal Year 2024 All Other Compensation” table below.

(4)

As previously disclosed, during fiscal year 2024, Mr. Plank served as Executive Chair and Brand Chief and Ms. Linnartz served as President and Chief Executive Officer. On April 1, 2024, Ms. Linnartz stepped down from the role of President and Chief Executive Officer and a member of the company’s Board of Directors, Mr. Plank was appointed President and Chief Executive Officer. Ms. Linnartz continued to serve as an advisor to the company through April 30, 2024. Upon joining the company, Ms. Linnartz received a one-time sign-on cash bonus of $375,000, payable in two installments of $175,000, which was paid on February 27, 2023, and $200,000, which was paid on February 27, 2024. Separation related compensation was paid to Ms. Linnartz during fiscal year 2025 and is not reflected in the table above, other than amounts related to her annual cash incentive award for fiscal year 2024. Upon her departure, the fiscal year 2024 stock awards reflected above were forfeited in full, and the remaining unvested tranches of her stock award granted in fiscal year 2023 was accelerated in accordance with its terms. See “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Stephanie Linnartz.”

(5)

As described above under “Compensation Discussion and Analysis—Executive Summary—Management Changes,” Mr. Dausch joined the company as Chief Consumer Officer on July 24, 2023. Upon joining the company, he received a one-time sign-on cash bonus of $200,000, subject to pro rata repayment if his employment ends within a year other than in connection with certain separations. He also received a sign-on restricted stock unit grant under the 2005 Plan with a grant date fair value of $200,000 and a prorated fiscal year 2024 time based restricted stock unit award with a grant date fair value of $468,750, each of which vest in three equal annual installments, subject to his continued employment through each vesting date. Since Mr. Dausch was not a named executive officer prior to fiscal year 2024, we are only required to provide his fiscal year 2024 compensation.

(6)

Since Mr. Baxter was not a named executive officer prior to fiscal year 2024, we are only required to provide his fiscal year 2024 compensation. Mr. Baxter stepped down from the role of President, Americas on February 1, 2024. He continued to serve as an advisor to the company through February 16, 2024. Upon his departure from the company, Mr. Baxter forfeited the time based and performance based restricted stock unit awards granted in fiscal year 2024 in full. See “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of David Baxter.”

(7)

Since Ms. Collier was not a named executive officer prior to fiscal year 2024, we are only required to provide her fiscal year 2024 compensation. Ms. Collier stepped down from the role of Chief Product Officer on July 3, 2023. She continued to serve as an advisor to the company through October 1, 2023. Upon her departure from the company, Ms. Collier forfeited the time based restricted stock unit award granted in fiscal year 2024 in full. See “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Lisa Collier.”

(8)

Since Ms. Rocker was not a named executive officer in 2021, we are only required to provide her fiscal year 2024, fiscal year 2023 and transition period compensation. As previously disclosed, on June 1, 2024, Ms. Rocker left the company for personal reasons. Upon her departure from the company, Ms. Rocker forfeited any unvested restricted stock units in respect of the time based and performance based restricted stock unit awards granted in fiscal year 2024, fiscal year 2023 and the transition period.

Fiscal Year 2024 All Other Compensation

Name	Insurance Premiums ($)(1)	Matching Contributions Under 401(k) Plan ($)	Other ($)(2)	Total ($)
Kevin Plank	5,347	13,200	—	18,547
David Bergman	5,427	16,085	2,700	24,212
Jim Dausch	2,626	15,325	—	17,951
Stephanie Linnartz	5,743	—	—	5,743
David Baxter	7,211	11,646	1,258,595	1,277,452
Lisa Collier	6,112	5,123	1,304,122	1,315,357
Tchernavia Rocker	5,752	15,017	—	20,769

(1)

The insurance premiums are for supplemental disability insurance for the named executive officers. This insurance provides up to $20,000 per month in disability insurance until age 67 and supplements the disability insurance offered to employees generally, which provides a maximum of $12,500 during each of calendar year 2023 and 2024.

(2)

For Mr. Bergman, includes the aggregate incremental cost to the company for an executive health exam. For Mr. Baxter and Ms. Collier, includes separation benefits as described above in “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance.”

Grants of Plan-Based Awards for Fiscal Year 2024

The following table contains information concerning: (1) possible payments to the named executive officers under our fiscal year 2024 annual cash incentive plan approved by the Human Capital and Compensation Committee in 2023; and (2) estimated equity award payouts to the named executive officers in fiscal year 2024 under the 2005 Plan. All equity awards included in the table below were for shares of our Class C Stock.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kevin Plank		500,000	1,000,000	2,000,000
President and Chief Executive Officer; Former Executive Chair and Brand Chief	5/12/2023							286,124	2,000,000
	8/30/2023				144,509	289,018	578,036		2,000,000

David Bergman		281,250	562,500	1,125,000
Chief Financial Officer	5/12/2023							107,297	750,000
	8/30/2023				54,191	108,382	216,764		750,000
Jim Dausch		161,173	322,346	644,692
Chief Strategy and Consumer Experience Officer; Former Chief Consumer Officer	8/15/2023							28,289	200,000
	8/15/2023							66,302	468,750
	8/30/2023				45,159	90,318	180,636		625,000
Stephanie Linnartz		1,072,500	2,145,000	4,290,000
Former President and Chief Executive Officer	5/12/2023							572,247	4,000,000
	8/30/2023				289,018	578,035	1,156,070		4,000,000
David Baxter		253,125	506,250	1,012,500
Former President, Americas	5/12/2023							67,955	475,000
	8/30/2023				34,321	68,642	137,284		475,000
Lisa Collier		281,250	562,500	1,125,000
Former Chief Product Officer	5/12/2023							89,414	625,000
Tchernavia Rocker		253,125	506,250	1,012,500
Former Chief People and Administrative Officer	5/12/2023							89,414	625,000
	8/30/2023				45,159	90,318	180,636		625,000

(1)

As more fully described in the “Compensation Discussion and Analysis” above, executives were eligible for a possible cash award for fiscal year 2024 pursuant to our annual cash incentive plan based primarily on corporate performance. The threshold, target and maximum amounts in the table reflect the possible incentive awards based on corporate performance. The target incentive award for Mr. Plank was 200% of his base salary in fiscal year 2024; the target incentive award for Ms. Linnartz was 165% of her base salary in fiscal year 2024; and for the other named executives, the target incentive award was 75% of their base salaries in fiscal year 2024 (prorated, in the case of Mr. Dausch, to account for the fact that he joined the company on July 24, 2023). The threshold and maximum incentive awards were 50% and 200% of the target award amount, respectively. Upon their departure from the company, Ms. Linnartz, Mr. Baxter and Ms. Collier received their fiscal year 2024 annual cash incentive awards pursuant to the Severance Plan, as described above in “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance.”

(2)

These performance based restricted stock unit awards vest based on the company achieving certain combined currency neutral net revenue and adjusted operating income targets for fiscal years 2024, 2025 and 2026. The number of potential shares eligible to vest range from 25% of the target amount to 200% of the target amount depending on performance. Upon achievement of the performance requirements and subject to continued employment through the performance period, the award amount earned vests in full in May 2026. If the threshold level is not achieved, the awards will be forfeited. All of the shares vest sooner upon death or disability or upon an involuntary termination following a change in control of Under Armour. Dividend equivalents are not paid on performance based restricted stock. As discussed above under “Compensation Discussion and Analysis—Equity Awards—Annual Equity Awards for Fiscal Year 2024,” we currently do not expect these awards to vest. Ms. Linnartz, Mr. Baxter, Ms. Collier and Ms. Rocker forfeited these awards in full upon their departure from the company.

(3)

All of the awards granted on May 12, 2023 are annual time based restricted stock unit awards, which vest in three equal annual installments beginning in May 2024, subject to continued employment. Ms. Linnartz, Mr. Baxter and Ms. Collier forfeited these awards in full upon their departure from the company. Ms. Rocker forfeited the unvested portion of this award upon her departure from the company. As previously disclosed, Mr. Dausch joined the company as Chief Consumer Officer on July 24, 2023. On August 15, 2023, he was granted a sign-on restricted stock unit grant under the 2005 Plan with a grant date fair value of $200,000 and a prorated annual time based restricted stock unit award with a grant date fair value of $468,750, each of which vests in three equal annual installments beginning in August 2024, subject to his continued employment through each vesting date. All of the awards vest sooner upon death or disability or upon an involuntary termination following a change in control of Under Armour. Dividend equivalents are not paid on restricted stock units.

(4)

See Note (1) to the “Fiscal Year 2024 Summary Compensation Table” above for further information on the value and other terms of the performance based restricted stock units granted during fiscal year 2024.

Employment Agreements

We have no employment agreements with any of our named executive officers.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table contains information concerning unexercised stock options and restricted stock units that were not vested for the named executive officers as of March 31, 2024. All awards represent shares of our Class C Stock, except as otherwise noted. Mr. Baxter and Ms. Collier held no outstanding equity awards as of March 31, 2024 and are therefore excluded from the table.

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)(1)(2)	Number of securities underlying unexercised options unexercisable (#)(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Kevin Plank	2/17/2015	111,404	—	35.94	2/14/2025
	2/17/2015	110,621	—	36.71	2/14/2025
	2/10/2017	244,799	—	19.04	2/08/2027
	2/20/2018	289,436	—	15.41	2/18/2028
	2/20/2018	289,436	—	15.41	2/18/2028
	2/19/2019	229,886	—	19.39	2/16/2029
	2/13/2020	302,572	—	15.13	2/10/2030
	2/11/2021					52,057	371,687
	2/18/2022					92,214	658,408
	5/26/2022							219,059	1,564,081
	5/12/2023					286,124	2,042,925
	8/30/2023							289,018	2,063,589
Dave Bergman	2/11/2021					16,268	116,154
	2/18/2022					51,868	370,338
	2/18/2022					34,581	246,908
	5/26/2022							82,147	586,530
	5/12/2023					107,297	766,101
	8/30/2023							108,382	773,847
Jim Dausch	8/15/2023					66,302	473,396
	8/15/2023					28,289	201,983
	8/30/2023							90,318	644,871
Stephanie Linnartz(6)	2/27/2023					858,748	6,131,461
	5/12/2023					572,247	4,085,844
	8/30/2023							578,035	4,127,170
Tchernavia Rocker(7)	2/11/2021					29,282	209,073
	2/18/2022					28,817	205,753
	5/26/2022					82,147	586,530
	5/26/2022							68,456	488,776
	5/12/2023					89,414	638,416
	8/30/2023							90,318	644,871

(1)

The stock options granted on February 17, 2015 with the exercise price of $36.71 represent shares of our Class A Stock. Equity awards granted prior to April 2016 were for shares of our Class A stock. In April 2016, in connection with our recapitalization we paid a dividend to stockholders of record of one share of our Class C Stock for each share of Class A Stock and Class B Stock outstanding (the “Class C Dividend”) and any equity awards granted thereafter were for shares of our Class C Stock. In accordance with the terms of the 2005 Plan, awards outstanding under the 2005 Plan for shares of our Class A Stock in April 2016 were adjusted on a one-for-one basis to provide for the issuance of an equal number of our Class C Stock. Following this adjustment, in June 2016 we paid a dividend to holders of our Class C Stock in the form of additional shares of Class C Stock (the “Adjustment Payment Dividend”). Pursuant to the 2005 Plan, awards outstanding under the 2005 Plan for shares of our Class C Stock were adjusted in accordance with the distribution ratio for the dividend. Accordingly, the stock options granted February 17, 2015 in the table above reflect these adjustments.

(2)	Awards in this column include both time based stock options and performance based stock options for which the performance conditions have been satisfied.

(3)

Awards in this column include time based restricted stock units. Set forth below is a schedule of the vesting related to each grant date for the restricted stock units identified in this column. Vesting is subject to continued employment, except as noted below. All of the restricted stock units in this column vest sooner upon death or disability or, in certain circumstances, following a change in control of Under Armour.

Grant Date	Vesting Schedule
2/11/2021	These time based restricted stock units vest in one remaining installment in February 2025.
2/18/2022	Except with respect to Mr. Bergman, these time based restricted stock units vest in two remaining equal annual installments beginning in May 2024. With respect to Mr. Bergman, the first restricted stock units granted on 2/18/2022 vests in two equal annual installments beginning in May 2024; the second restricted stock units granted on 2/18/2022 vests in two remaining equal annual installments beginning in May 2024.
5/26/2022	These time based restricted stock units vest in two equal annual installments in May 2024 and May 2025.
2/27/2023	These time based restricted stock units vest in two remaining equal annual installments beginning in February 2025, subject to acceleration in connection with certain separations from services. See footnote 7 below.
5/12/2023	These time based restricted stock units vest in three equal annual installments beginning in May 2024.
8/15/2023	These time based restricted stock units vest in three equal annual installments beginning in August 2024.

(4)	Based on $7.14 per share (the closing price of our Class C Stock on March 28, 2024, which was the last business day of fiscal year 2024).

(5)

Awards in this column include performance based restricted stock units for which the performance conditions have not yet been satisfied. The number of restricted stock units shown in this column reflect the target number of shares that could vest under these performance based awards. See Note (1) to the “Fiscal Year 2024 Summary Compensation Table” above for the performance based vesting terms of these restricted stock units.

(6)

As previously disclosed, on April 1, 2024, Ms. Linnartz stepped down from the role of President and Chief Executive Officer and a member of the company’s Board of Directors. She served as an advisor to the company until April 30, 2024. Upon separating from the company, the remaining unvested tranches of her sign-on restricted stock unit award granted on February 27, 2023 accelerated and vested in full, and she forfeited all unvested restricted stock units from the awards granted on May 12, 2023 and August 30, 2023.

(7)	Ms. Rocker left the company on June 1, 2024. Upon separating from the company, she forfeited all unvested restricted stock units outstanding as of his separation date.

Option Exercises and Stock Vested in Fiscal Year 2024

The table below sets forth information concerning the exercise of stock options and vesting of restricted stock units for each named executive officer during fiscal year 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin Plank	—	—	98,155	742,844
David Bergman	—	—	53,064	409,914
Jim Dausch	—	—	0	0
Stephanie Linnartz	—	—	429,309	3,520,334
David Baxter	—	—	26,439	208,602
Lisa Collier	—	—	14,406	100,698
Tchernavia Rocker	—	—	63,197	494,929

(1)	Value realized is calculated by multiplying the number of shares vested by the closing price of our stock on the date of vesting.

Nonqualified Deferred Compensation For Fiscal Year 2024

The table below sets forth information concerning our deferred compensation plan for each participating named executive officer during fiscal year 2024. Mr. Bergman, Mr. Dausch, Ms. Linnartz, Mr. Baxter and Ms. Collier did not participate in our deferred compensation plan during fiscal year 2024 and are therefore excluded from the table.

Name	Executive Contributions ($)	Registrant Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at end of Fiscal Period ($)
Kevin Plank	—	—	573,302	—	3,122,267
Tchernavia Rocker	49,327	—	129,596	—	695,195

The Human Capital and Compensation Committee oversees the plan. The plan allows a select group of management and/or highly compensated employees as approved by the committee to make annual base salary and annual incentive award deferrals.

Participating employees may elect to defer from 5% to 75% of their annual base salary and 5% to 90% of their annual incentive award. They generally must make salary deferral elections for a given year by December 31st of the prior year, and incentive award deferral elections for a given fiscal year by September 30th of the fiscal year for which annual incentive awards are earned. For example, to defer any fiscal year 2024 incentive award that might be payable in early fiscal year 2025, employees must have made an election by September 30, 2023. We allow one annual election period to capture the following year’s deferral elections, with an additional mid-year election opportunity for eligible employees who were hired or promoted after the annual election period. Deferral elections cannot be changed or revoked except in very limited hardship circumstances as permitted under applicable law. Employees immediately vest in all amounts credited to their accounts.

The plan includes a “make whole” feature for employees who, due to participation in the plan, receive a reduction in the matching contribution under our 401(k) plan. A reduction occurs under the 401(k) plan because of the rule that prohibits the 401(k) plan from recognizing deferrals to a non-qualified plan, such as our deferred compensation plan, in the 401(k) plan’s definition of compensation for matching contribution purposes. Under the plan feature, any amount that, because of these rules, cannot be contributed as a matching contribution to the 401(k) plan may be contributed instead to the deferred compensation plan for those participants employed on the last day of the year. Other than as described above, we make no other contributions to the plan.

We credit the deferred compensation accounts with earnings or losses based on the performance of one or more money market or mutual funds selected by the employee from several investment options offered under the plan. Employees may change their investment elections daily. We may contribute to a grantor trust to provide us with a source of funds for the benefits payable to participants under the plan. Trust assets are available to provide benefits under the plan unless Under Armour is bankrupt or insolvent.

The timing of distributions is based on elections made by the employees at the time of the initial deferral election. Employees can generally elect to receive a distribution from the plan at least three years after the year in which the deferral amount is actually deferred. Employees may elect to postpone the distribution date for a minimum of five years if they do so at least one year before the previously specified date (a “re-election deferral”). Employees may elect to receive a distribution upon a separation from service in a lump sum or in annual installments over a period of two to ten years, as selected by the employee at the time of deferral. Upon a separation from service, we pay distributions either in accordance with the employee’s previous election or in a lump sum six months following such separation in accordance with the terms of the plan. Upon the death of an employee, we pay a distribution in a lump sum to the employee’s beneficiary. Employees may not otherwise withdraw amounts from the plan except in the case of an unforeseeable financial emergency as defined in the plan.

Retirement Plans

We have no defined benefit pension plans or supplemental retirement plans for executives.

Potential Payments Upon Termination of Employment or Change in Control

The table provides an estimate of the payments and benefits that would be paid to our named executive officers in connection with any termination of employment or upon a change in control of Under Armour. The payments are calculated assuming the termination of employment or change in control occurred on March 31, 2024.

The definitions of “change in control,” “cause” and “good reason” and descriptions of the payments and benefits appear after the table. The table does not include amounts deferred under our deferred compensation plan. For a description of the distributions made under this plan upon termination of employment, see “Nonqualified Deferred Compensation” above. The value of all equity awards included in the table below assumes a price of $7.14 per share of our Class C Stock, which was the closing stock price on March 28, 2024 (the last business day of fiscal year 2024).

Mr. Bergman and Mr. Dausch are participants in the CIC Severance Plan and the Severance Plan. Prior to their departures on April 30, 2024 and June 1, 2024, respectively, Ms. Linnartz and Ms. Rocker were participants in the CIC Severance Plan and the Severance Plan. The amounts included in the table below for Mr. Baxter and Ms. Collier disclose the severance payments and benefits actually provided by the company in connection with such individual’s separation from the company on February 16, 2024 and October 1, 2023, respectively. See “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of David Baxter” and “—Separation of Lisa Collier.” For a description of the severance payments and benefits actually provided by the company in connection with Ms. Linnartz’s separation from the company on April 30, 2024, see “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Stephanie Linnartz.” Mr. Plank is not eligible to participate under either plan.

Name	Cash Severance ($)	Benefits ($)	Vesting of Equity Awards ($)	Total ($)
Kevin Plank(1)

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	—	—	6,700,690	6,700,690

Non-Change in Control Related
• Death or Disability	—	—	6,700,690	6,700,690
Dave Bergman

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	1,968,750	106,162	2,859,877	4,934,789

Non-Change in Control Related
• Termination Without Cause	1,220,436	28,552	—	1,248,988
• Any Reason with Under Armour Enforcing a Non-Compete	450,000	—	—	450,000
• Death or Disability	—	—	2,859,877	2,859,877
Jim Dausch

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	1,640,625	89,966	1,320,250	3,050,841

Non-Change in Control Related
• Termination Without Cause	1,111,034	22,691	—	1,133,725
• Any Reason with Under Armour Enforcing a Non-Compete	375,000	—	—	375,000
• Death or Disability	—	—	1,320,250	1,320,250
Stephanie Linnartz(2)

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	6,890,000	176,070	14,344,474	21,410,544

Non-Change in Control Related
• Termination Without Cause or Resignation for Good Reason	2,951,447	38,070	6,131,461	9,120,978
• Any Reason with Under Armour Enforcing a Non-Compete	780,000	—	—	780,000
• Death or Disability	—	—	14,344,474	14,344,474
David Baxter
• Separation on February 16, 2024(3)	1,248,477	10,118	—	1,258,595
Lisa Collier
• Separation on October 1, 2023(3)	1,274,488	29,634	—	1,304,122
Tchernavia Rocker

Change In Control Related
• Termination Without Cause or Resignation for Good Reason	1,771,875	82,447	2,773,419	4,627,741

Non-Change in Control Related
• Termination Without Cause	1,079,232	8,827	—	1,088,059
• Any Reason with Under Armour Enforcing a Non-Compete	405,000	—	—	405,000
• Death or Disability	—	—	2,773,419	2,773,419

(1)

As of March 31, 2024, certain of Mr. Plank’s outstanding and unvested equity awards included stock options for our Class C Stock that had an exercise price that exceeded the price of our Class C Stock as of that date. Amounts for these stock options are not included in the table above.

(2)

As discussed above, Ms. Linnartz left the company on April 30, 2024. See “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of Stephanie Linnartz” for a discussion of the severance payments provided following her depature.

(3)

As discussed above, Mr. Baxter and Ms. Collier left the company on February 16, 2024 and October 1, 2023, respectively. Following their separations without cause, pursuant to the Severance Plan, they were provided the payments that appear in this table. See “Compensation Discussion and Analysis—Other Compensation Practices—Executive Severance—Separation of David Baxter” and “—Separation of Lisa Collier.”

Definitions

In the CIC Severance Plan and for the equity awards, the term “Change in Control” is generally defined as:

•

any person or entity becomes the beneficial owner, directly or indirectly, of securities of Under Armour representing 50% or more of the total voting power represented by Under Armour’s then-outstanding voting securities, except for acquisitions by an Under Armour employee benefit plan or by Mr. Plank or his immediate family members;

•	a change in the composition of our Board occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors;

•

the consummation of a merger or consolidation of Under Armour with any other corporation, other than a merger or consolidation where our stockholders continue to have at least 50% of the total voting power in substantially the same proportion as prior to such merger or consolidation or where our directors continue to represent at least 50% of the directors of the surviving entity; or

•	the consummation of the sale or disposition by us of all or substantially all of our assets.

In the CIC Severance Plan, the Severance Plan and for the equity awards, the term “Cause” is generally defined as:

•	material misconduct or neglect in the performance of duties;

•

any felony, an offense punishable by imprisonment, any offense involving material dishonesty, fraud, moral turpitude or immoral conduct, or any crime of sufficient importance to potentially discredit or adversely affect our ability to conduct our business;

•	material breach of our code of conduct;

•	any act that results in severe harm to us, excluding any act taken in good faith reasonably believed to be in our best interests; or

•	material breach of the agreement and the related confidentiality, non-competition and non-solicitation agreement.

In the CIC Severance Plan and for the equity awards, the term “Good Reason” is generally defined as:

•	a material diminishment in the scope of duties or responsibilities;

•	a material reduction in base salary, bonus opportunity or a material reduction in the aggregate benefits or perquisites;

•	a requirement to relocate more than 50 miles from the executive’s primary place of business, or a significant increase in required travel;

•	with respect to the CIC Severance Plan only, a failure by any successor to Under Armour to assume the CIC Severance Plan; or

•	with respect to the CIC Severance Plan only, a material breach by Under Armour of any of the terms of the CIC Severance Plan.

Benefits and Payments

Upon a Change in Control

All restricted stock units and stock options require a double trigger for vesting in connection with a Change in Control. Double-trigger vesting requires both a Change in Control and a termination of the award holder’s employment without Cause or resignation by the executive for Good Reason in connection with that Change in Control for the vesting of unvested equity awards to accelerate.

Upon termination of employment by the company without Cause or resignation by the executive for Good Reason in connection with a Change in Control

Under the CIC Severance Plan, if the executive’s employment is terminated without Cause or by the executive for Good Reason within the two years following a Change in Control or within three months before but in connection with a Change in Control, the executive would receive:

•

any accrued but unpaid salary, any accrued and unpaid bonus earned by the executive for the fiscal year prior to the fiscal year in which the date of termination occurs and any accrued and unused vacation pay (no amounts assumed based on the termination date of March 31, 2023);

•

a lump sum payment equal to the sum of (a) the annual base salary of the executive at the rate in effect immediately prior to the date of termination and (b) the executive’s target annual cash incentive award for the fiscal year which includes the date of termination multiplied by (i) 1.5, in the case of an executive vice president or (ii) 2, in the case of the Chief Executive Officer; and

•

for a period of up to one year after the date of termination, the continuation of certain medical, life insurance (assumed in this case the cost to our company to maintain current coverage upon separation) and other welfare benefits unless the executive becomes eligible for another employer’s substantially similar benefits.

As a condition to the receipt of the lump sum payment and the continuation of benefits described above, the executive will be required to sign or reconfirm a confidentiality agreement and a one-year non-competition and non-solicitation agreement and execute a general release of claims against Under Armour and its affiliates. Mr. Plank is not a participant of the CIC Severance Plan.

In the event that the “golden parachute” excise tax provisions of the Internal Revenue Code (Sections 280G and 4999) are implicated because of any payments and benefits to be made and provided to an executive under the CIC Severance Plan, the company will not provide any tax gross-ups. Rather, the CIC Severance Plan provides for the executives to receive the greater of: (x) the largest portion of the payments and benefits that would result in no parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code, or (y) the largest portion of the payments and benefits, up to and including the total, if the net after-excise-tax amount retained by the executive would exceed the amount in clause (x) above.

With respect to the Chief Executive Officer (other than Mr. Plank), the CIC Severance Plan specifies that if the Chief Executive Officer qualifies as eligible for severance pay and benefits under both the CIC Severance Plan and the Severance Plan, the company shall pay the Chief Executive Officer the better of the two severance payments and benefits thereunder.

Upon termination of employment by the company without Cause or, in the case of the Chief Executive Officer (other than Mr. Plank), resignation by the Chief Executive Officer for Good Reason

Under the Severance Plan, if an executive’s employment is terminated without Cause, or if the Chief Executive Officer (other than Mr. Plank) resigns for Good Reason, the executive is entitled to a lump-sum payment of:

•

the executive’s annual base salary multiplied by 2, in the case of the Chief Executive Officer (other than Mr. Plank), 1.5, in the case of an executive vice president, or 1, in the case of a senior vice president;

•

a pro-rated annual cash incentive award based on our company’s actual performance for the year (subject to the executive having been employed through at least the first six months of the year, with payment delivered in the following year concurrently with payments to all employees and the individual performance based on the average individual performance multiplier of the middle performance rating for the plan year);

•	a cash payment to be applied to career transition support services; and

•

fully paid premiums for medical and dental benefits (assumed in this case the cost to our company to maintain current coverage upon separation) for a period of 24 months, in the case of the Chief Executive Officer, 18 months, in the case of an executive vice president, or 12 months, in the case of a senior vice president.

As a condition to the receipt of the lump sum payment, pro-rated annual cash incentive award and the continuation of benefits described above, the executive will be required to sign or reconfirm a confidentiality agreement and a non-competition and non-solicitation agreement for one year, in the case of an executive vice president or senior vice president, or two years, in the case of the Chief Executive Officer, and execute a general release of claims against Under Armour and its affiliates. Mr. Plank is not a participant of the Severance Plan.

With respect to the Severance Plan and Ms. Linnartz’s sign-on equity award with a grant date fair value of $11,000,000, the Severance Plan and the equity award agreement included a specifically negotiated definition of “Good Reason” that is materially consistent with the definition of that term in the CIC Severance Plan, but also included a reference to the duties and responsibilities outlined in Ms. Linnartz’s offer letter and includes additional triggers such as the failure of the company to nominate Ms. Linnartz for election to serve as a members of the company’s Board of Directors. The equity award agreement also provided that in the event that the company terminated Ms. Linnartz without Cause or she resigns for Good Reason on or after February 27, 2024, any unvested restricted stock units pursuant to the sign-on award will immediately vest as of Ms. Linnartz’s separation date. Following her separation without Cause on April 30, 2024, the remaining unvested tranches of this sign-on award (representing a grant date value of approximately $7.3 million) vested in full.

Termination of employment for any reason with Under Armour enforcing a non-compete

Executives generally may not compete for one year after termination of employment for any reason if we continue to pay 60% of their salary during this period.

Disability

All restricted stock units and stock options vest upon the executive’s disability. In the case of performance based restricted stock units, in the event that the executive’s disability occurs prior to the vesting date, 100% of the restricted stock units are deemed to have been earned.

The named executive officers are covered by a supplemental long-term disability insurance policy that provides an additional benefit beyond the standard benefit offered to employees generally (which for 2024 is up to $12,500 monthly). If executives had become disabled, they would have received monthly supplemental disability insurance payments of $20,000 until age 67. Monthly disability payments are not included in the above table because they are paid under a disability insurance policy and not by Under Armour.

Death

All restricted stock units and stock options vest upon the executive’s death. In the case of performance based restricted stock units, in the event that the executive’s death occurs prior to the vesting date, 100% of the restricted stock units are deemed to have been earned.

CEO Pay Ratio

Pursuant to SEC disclosure requirements, we are presenting the ratio of the annual total compensation for fiscal year 2024 for our Chief Executive Officer to that of the median of the annual total compensation for all of our employees (other than our Chief Executive Officer).

We most recently identified our median employee by examining the total cash compensation paid during our fiscal year 2021 to employees who were employed by Under Armour, Inc. or any of its consolidated subsidiaries on October 1, 2021 (excluding Mr. Frisk, our Chief Executive Officer at that time). This included our full-time, part-time and seasonal employees, subject to certain exceptions for employees in foreign jurisdictions as described below. We believe that total cash compensation reasonably reflects the annual compensation of our employee population, given the limited number of our employees receiving other forms of compensation (such as equity awards). We examined our internal payroll and similar records to determine the total cash compensation paid to our employees included in our calculations. For employees in foreign jurisdictions, we converted amounts paid in foreign currencies to U.S. dollars using the exchange rates we used to prepare our fiscal year 2021 annual financial statements.

Under the SEC’s rules regarding this disclosure, a company is required to identify its median employee only once every three years so long as during the last prior fiscal year there has been no change to its employee population or employee compensation arrangements that it reasonably believes would result in a significant change in its pay ratio disclosure. We have not experienced any such changes since identifying our median employee, and so in accordance with the SEC’s rules are using the median employee identified during fiscal year 2021 to calculate this year’s ratio. However, the employee we identified as our median employee in fiscal year 2021 did not serve as an employee in fiscal year 2024. In accordance with the SEC’s rules, we have identified another employee whose compensation is substantially similar to our original median employee based on total cash compensation.

As of October 1, 2021, we had approximately 16,600 employees globally, with approximately 12,000 employees located in the United States and approximately 4,600 located outside the United States. Retail salespersons and distribution facility employees comprise the majority of our employees. To determine our median employee, we excluded employees located in certain foreign jurisdictions, as permitted by the SEC’s disclosure rules. The excluded jurisdictions included the countries identified below, which represented approximately 4.7% of our total employee population:

Excluded Jurisdiction	Approximate Number of Employees
Mexico	264
Republic of Korea	199
Singapore	148
Malaysia	141
Italy	28
Indonesia	6
Total Excluded Employees	786

For calculating the ratio in fiscal year 2024, we determined that our estimated median employee was a part-time employee who worked on average approximately 24 hours per week in one of our retail stores in the United States during fiscal year 2024, with total annual compensation of $10,250. In fiscal year 2024, the total annual compensation of Ms. Linnartz, who served as Chief Executive Officer during fiscal year 2024, was $10,482,190. Based on this information, the ratio of the total annual compensation for Ms. Linnartz to our estimated median employee was approximately 1,023 to 1.

We believe this ratio represents a reasonable estimate calculated in a manner consistent with the SEC’s disclosure requirements under Item 402(u) of Regulation S-K, which permit the use of estimates, assumptions and adjustments in connection with the identification of our median employee. Please note that due to the flexibility permitted by these rules in calculating this ratio, our ratio may not be comparable to CEO pay ratios presented by other companies.

Pay Versus Performance
Pursuant to SEC disclosure requirements, we are providing the following information about the relationship between “compensation actually paid” and certain measures of the company’s financial performance. The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
For further information concerning the company’s
pay-for-performance
philosophy and how the Human Capital and Compensation Committee aligns executive compensation with the company’s performance, refer to the section titled “Compensation Discussion and Analysis” above. The Human Capital and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Pay Versus Performance Table
The table below provides the “compensation actually paid” to our principal executive officers (“PEOs”) and the average “compensation actually paid” to our other named executive officers
(“Non-PEO
NEOs”), as calculated by SEC rules,
and
certain financial performance measures, in each case, for our three most recently completed fiscal years and the transition period.

Fiscal Year	Summary Compensation Table Total for PEOs ($)			Compensation Actually Paid to PEO ($)			Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in thousands)	Adjusted Operating Income ($ in thousands)
	Stephanie Linnartz	Colin Browne	Patrik Frisk	Stephanie Linnartz	Colin Browne	Patrik Frisk			Company TSR ($)	Peer Group TSR ($)
(a)	(b)(1)			(c)(2)			(d)(1)	(e)(2)	(f)(3)	(g)(3)	(h)(4)	(i)(4)(5)
2024	10,482,190	n/a	n/a	5,232,702	n/a	n/a	2,701,795	723,872	34.16	46.35	232,042	350,810
2023	11,300,000	5,481,578	8,640,309	11,287,126	2,712,210	(5,682,435)	2,644,984	(605,281)	43.93	54.51	374,459	309,586
2022 TP	n/a	n/a	3,978,714	n/a	n/a	1,444,574	1,215,815	397,558	78.79	78.67	(63,146)	7,564
2021	n/a	n/a	15,544,913	n/a	n/a	18,161,011	4,352,657	5,337,782	98.10	95.08	351,003	518,248
2020	n/a	n/a	7,380,315	n/a	n/a	3,524,442	2,203,092	509,851	79.49	89.64	(556,530)	(7,303)

(1)
Ms. Linnartz served as our PEO from February 27, 2023 through March 31, 2024. Mr. Browne served as our PEO from June 1, 2022 through February 26, 2023. Mr. Frisk served as our
PEO from January 1, 2020 through May 31, 2022. The individuals comprising the
Non-PEO
NEOs for each fiscal period presented are listed below.

Fiscal Year 2024	Fiscal Year 2023	Transition Period	Fiscal Year 2021	Fiscal Year 2020

Kevin Plank	Kevin Plank	Kevin Plank	Kevin Plank	Kevin Plank

David Bergman	David Bergman	David Bergman	David Bergman	David Bergman

Jim Dausch	Massimo Baratto	Colin Browne	Colin Browne	Colin Browne

David Baxter	Stephanie Pugliese	Massimo Baratto	Stephanie Pugliese	Stephanie Pugliese

Lisa Collier	Tchernavia Rocker	Stephanie Pugliese

Tchernavia Rocker		Tchernavia Rocker

(2)
The values included in these columns for the “compensation actually paid” to each PEO and the average compensation actually paid to our
Non-PEO
NEOs have been calculated in accordance with Item 402(v) of Regulation
S-K.
For each fiscal period, the values included in the columns for the “compensation actually paid” to each PEO and the average “compensation actually paid” to our
Non-PEO
NEOs reflect the following adjustments to the values included in columns (b) and (d), respectively:

	PEOs ($)							Average for Non-PEO NEOs ($)
	Stephanie Linnartz		Colin Browne	Patrik Frisk
	FY2024	FY2023	FY2023	FY2023	2022 TP	FY2021	FY2020	FY2024	FY2023	2022 TP	FY2021	FY2020
Summary Compensation Table Total	10,482,190	11,300,000	5,481,578	8,640,309	3,978,714	15,544,913	7,380,315	2,701,795	2,644,984	1,215,815	4,352,657	2,203,092
Adjustments to the Summary Compensation Table Total to Calculate Compensation Actually Paid
Deduct: Grant date fair value of equity awards in fiscal year as reported in Summary Compensation Table	8,000,000	11,000,000	3,875,000	—	3,500,000	10,000,000	5,250,000	1,603,127	1,225,000	1,041,667	2,437,500	1,203,125
Add: Fair value of equity awards granted in covered fiscal year at end of year	4,085,844	10,987,126	2,510,891	—	3,766,267	9,390,957	6,502,114	687,137	654,000	1,120,916	2,289,051	1,375,314
Add: Change in fair value from end of prior fiscal year to vesting date for equity awards in prior fiscal years that vested during covered fiscal year	(141,672)	—	(431,006)	(680,607)	(967,082)	1,491,113	(1,339,806)	(33,911)	(290,807)	(174,198)	239,671	(204,231)
Add: Change in fair value from end of prior fiscal year to end of covered fiscal year for equity awards made in prior fiscal years that were unvested at end of covered fiscal year	(1,193,660)	—	(974,253)	—	(1,833,325)	1,734,028	(3,768,181)	(718,083)	(2,010,985)	(723,308)	893,903	(1,661,199)
Add For awards that are granted and vest in the same year the fair value as of the vesting date	—	—	—	—	—	—	—		—	—	—	—
Deduct: Fair value of equity awards forfeited in covered fiscal year determined at end of prior fiscal year	—	—	—	13,642,137	—	—	—	309,939	377,473	—	—	—
Add: Dividends or other earnings paid on equity awards in covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—	—	—		—	—	—	—

Compensation Actually Paid	5,232,702	11,287,126	2,712,210	(5,682,435)	1,444,574	18,161,011	3,524,442	723,872	(605,281)	397,558	5,337,782	509,851

(3)
“TSR” stands for Total Stockholder Return. The Peer Group TSR shown in this table uses the S&P 500 Apparel, Accessories & Luxury Goods Index, which we also use in the stock performance graph required by Item 201(e) of Regulation
S-K
for the years reflected in the table above. The dollar amounts in columns (f) and (g) represent the value at the end of the applicable year of an assumed $100 investment in the company’s Class A Stock and the S&P 500 Apparel, Accessories & Luxury Goods Index, respectively, on the last trading day of 2019, assuming reinvestment of dividends.

(4)	Net income and adjusted operating income are rounded to the nearest hundred thousand.

(5)	Adjusted operating income is calculated as described in Appendix B.

Pay Versus Performance Relationship Descriptions
The following graphical comparisons describe the relationships between
certain figures included in the Pay Versus Performance Table for each of fiscal year 2024, fiscal year 2023, fiscal year 2021 and the transition period, including comparisons between “compensation actually paid” to each PEO and our
Non-PEO
NEOs and (i) our cumulative TSR, (ii) the TSR of our Peer Group, (iii) our net income and (iv) our adjusted operating income.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the company considers to have been the most important in linking “compensation actually paid” to each PEO and other named executive officers for fiscal year 2024 to company performance. See “Compensation Disclosure and Analysis” and Appendix B for more information.

Fiscal Year 2024 Financial Performance Measures

Adjusted Operating Income

Currency Neutral Net Revenue

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

(PROPOSAL 2)

We provide stockholders with the opportunity to cast an annual advisory vote on executive compensation (commonly referred to as a “say on pay” proposal). This vote is on whether to approve the compensation of the named executive officers as disclosed in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative. For a discussion of the results of our “say on pay” proposal from our 2023 Annual Meeting of Stockholders, please see “Executive Compensation—Compensation Discussion and Analysis—Executive Summary—Advisory Vote to Approve Executive Compensation.”

While this advisory vote to approve executive compensation is non-binding, the Board and the Human Capital and Compensation Committee will review the voting results and seek to determine the cause or causes of any significant negative voting result. Voting results provide little detail by themselves, and we may consult directly with stockholders to better understand issues and concerns not previously presented. The Board and management understand that it is useful and appropriate to seek the views of our stockholders when considering the design and implementation of executive compensation programs.

The Board of Directors asks you to consider the following statement: Do you approve our executive compensation as described in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures?

The approval of our executive compensation as described in the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures, requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the approval of our executive compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans that authorize the issuance of shares of Class A and Class C Stock. The information is provided as of March 31, 2024:

Plan Category	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	Class A	184,781	36.71	11,012,574
Equity compensation plans approved by security holders	Class C	14,105,065	18.14	34,932,707
Equity compensation plans not approved by security holders	Class A	31,611	—	—
Equity compensation plans not approved by security holder	Class C	8,855,361	—	—

The number of securities to be issued upon exercise of outstanding options, warrants and rights issued under equity compensation plans approved by security holders includes 467 Class A and 11,888,398 Class C restricted stock units and deferred stock units issued to employees, non-employees and directors of Under Armour; these restricted stock units and deferred stock units are not included in the weighted average exercise price calculation above.

The number of securities remaining available for future issuance as of March 31, 2024 includes 8,319,305 shares of our Class A Stock and 34,326,458 shares of our Class C Stock under our 2005 Plan and 2,695,329 shares of our Class A Stock and 606,249 shares of our Class C Stock under our Employee Stock Purchase Plan. In addition to securities issued upon the exercise of stock options, warrants and rights, our 2005 Plan authorizes the issuance of restricted and unrestricted shares of our Class A and Class C Stock and other equity awards. Refer to Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for a description of the material features of these plans.

The number of securities issued upon exercise of outstanding options, warrants and rights issued under equity compensation plans not approved by security holders includes 31,611 shares of our Class A Stock and 31,831 shares of our Class C Stock issued in connection with the delivery of shares pursuant to deferred stock units granted to certain of our marketing partners, and 8,823,530 shares of our Class C Stock issued in connection with the delivery of shares pursuant to deferred stock units granted to an entity affiliated with professional basketball player Stephen Curry (the “Curry Award”). These deferred stock units are not included in the weighted average exercise price calculation above. The deferred stock units are issued to certain of our marketing partners in connection with their entering into endorsement and other marketing services agreements with us. The terms of each agreement set forth the number of deferred stock units to be granted and the delivery dates for the shares, which range from a one to ten year period, depending on the contract.

TRANSACTIONS WITH RELATED PERSONS

In accordance with SEC disclosure requirements, we have presented below transactions in which we are a party that exceeded $120,000 in fiscal year 2024, and in which any of our related persons had or will have a direct or indirect material interest. The Audit Committee approved the terms of the transaction described below in accordance with our policy on transactions with related persons.

A company owned by Mr. Plank owns a jet aircraft. We have an operating lease agreement with the company to lease the aircraft when used by Mr. Plank or other persons for our business purposes. Pursuant to the operating lease agreement, we paid a fixed monthly lease payment of $145,300. This agreement was amended in March 2023 to extend through June 2028. Prior to entering into the amendment, we determined that the lease payment rate is at the fair market value lease rate for this aircraft based on a third-party appraisal, and the Audit Committee determined the lease terms were reasonable and that we would benefit from using the aircraft for company business. For fiscal year 2024, our total lease payments were approximately $1.6 million.

Policies and Procedures for Review and Approval of Transactions with Related Persons

Our Corporate Governance Guidelines require that our Board of Directors approve any transaction involving Under Armour and a director or executive officer or entities controlled by a director or executive officer. The Board has delegated to the Audit Committee oversight and approval of these and other matters that may present conflicts of interest. The Board has adopted a formal written policy on transactions with related persons. Related persons are generally defined under SEC rules as our directors, executive officers, or stockholders owning at least five percent of our outstanding shares, or immediate family members of any of the foregoing. The policy provides that the Audit Committee shall conduct a reasonable prior review and provide oversight of all transactions with related persons where (i) the amount involved exceeds $120,000 and (ii) any related person has a direct or indirect material interest, as well as any material changes to such transactions, for potential conflicts of interest. The policy further provides that in determining whether to approve each proposed transaction, the committee may consider the following, among other factors it deems appropriate:

•	whether the terms of the transaction are reasonable and fair to Under Armour and on the same basis as would apply if the transaction did not involve a related person;

•	whether the transaction would impair the independence of a non-management director; and

•

whether the transaction would present an improper conflict of interest, taking into account the size of the transaction, the materiality of a related person’s direct or indirect interest in the transaction, and any other factors the committee deems relevant.

Pursuant to Section 314.00 of the NYSE Listed Company Manual, the committee will prohibit a transaction with a related person if it determines such transaction to be inconsistent with the interests of Under Armour and its stockholders. To the extent our employment of an immediate family member of a director, executive officer or five percent stockholder is considered a transaction with a related person, the policy provides that the committee has determined to pre-approve such employment if the executive officer, director or five percent stockholder does not participate in decisions regarding the hiring, performance evaluation or compensation of the family member.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CLASS C EMPLOYEE STOCK PURCHASE PLAN

(PROPOSAL 3)

Description of Proposal

We are requesting that our stockholders approve the amendment and restatement of the Under Armour, Inc. Class C Employee Stock Purchase Plan (which we refer to as the “ESPP”). The ESPP is being amended and restated effective as of May 23, 2024 to:

•

Increase the number of shares available for purchase under the ESPP to 2,566,484 shares of Class C Stock, which consists of 566,484 shares of Class C Stock previously authorized, but unissued, under the ESPP and 2,000,000 newly authorized shares of Class C Stock for issuance under the ESPP;

•

Effective October 1, 2024, change the offering period from monthly to quarterly so that purchases of Class C Stock are made on a quarterly basis, unless otherwise determined by the Human Capital and Compensation Committee of the Board (the “Compensation Committee”);

•	Make certain other administrative and clarifying changes.

The ESPP is intended to facilitate regular investment in the common stock of the company by furnishing a convenient means for eligible employees to make stock purchases through payroll deductions. The Board believes that increasing the number of shares available for issuance under the ESPP will continue to encourage stock ownership by eligible employees of the company and each of its participating subsidiaries (each, a “Designated Subsidiary”), thereby increasing eligible employees’ personal interest in the company’s continued success and progress. Therefore, the Board recommends that shareholders approve the amendment and restatement of the ESPP effective as of May 23, 2024.

The ESPP is not intended to comply with the provisions of Section 423 of the the Internal Revenue Code of 1986, as amended (the “Code”).

The ESPP was initially approved and adopted by our Board on June 11, 2015, subject to shareholder approval, and subsequently, the ESPP was approved by shareholders on August 26, 2015. The ESPP, as amended and restated, was approved and adopted by our Board on May 23, 2024, subject to approval by shareholders at the Annual Meeting.

Summary of the ESPP

The following is a summary of the material features of the ESPP, as amended and restated. This summary is qualified in its entirety by the copy of the ESPP which is attached as Appendix A to this proxy statement.

Administration. The ESPP will be administered by the Compensation Committee. Such committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the ESPP. The Compensation Committee may, where permitted by the terms of the ESPP and applicable law, delegate administrative tasks under the ESPP. All costs and expenses incurred in plan administration are paid by Under Armour without charge to participants.

Shares Subject to the ESPP. 2,566,484 shares of our Class C Stock have been reserved for issuance under the ESPP. Such shares consist of 566,484 shares of Class C Stock previously authorized, but unissued under the ESPP and 2,000,000 newly authorized shares of Class C Stock available for issuance under the ESPP. As of May 23, 2024, 2,566,484 shares of Class C Stock are available for issuance of future awards under the ESPP. The shares may be made available from authorized but unissued shares of our Class C Stock. Any shares issued under the ESPP will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the ESPP. If any option to purchase shares under the ESPP terminates without having been exercised in full, the shares not purchased will again become available for issuance under the Plan. Shares of Class C Stock issued under the ESPP may be either authorized and unissued shares, treasury shares or both.

In the event of any change in the number of shares of Class C Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, reorganization, spin-off, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Class C Stock which may be purchased, and the number and price of shares which any participant has elected to purchase, under the ESPP will be appropriately adjusted by the Compensation Committee. In the event of any change in the number of shares of Class C Stock outstanding by reason of any other event or transaction, the Compensation Committee may, but need not, make such adjustments in the number of shares of Class C Stock which may be purchased under the ESPP and take such other actions as the Compensation Committee may deem appropriate.

Eligibility. After completing 90 days of service with the company or a Designated Subsidiary, all full-time employees of the company whose customary employment with the company is more than five months in any calendar year and whose principal work location is within the United States, Canada, the Netherlands, the United Kingdom, Hong Kong or Panama will be eligible to participate in the ESPP, unless the Compensation Committee determines otherwise. As of May 23, 2024, the company estimated it had approximately 4,330 employees eligible to participate in the ESPP.

Offering Periods and Purchase Dates. Shares of our Class C Stock will be offered under the ESPP through a series of offering periods. An offering period is each calendar quarter, although it may be changed by the Compensation Committee. Purchases of shares will occur on the last trading day of each offering period. Each purchase right entitles the participant to purchase the whole and fractional number of shares of Class C Stock obtained by dividing the participant’s payroll deductions for each offering period by the purchase price in effect on the last trading day of the offering period.

Purchase Limitations. The Compensation Committee may prescribe a limit on the number of shares of Class C Stock that may be purchased by a participant during a specified time period. Currently, the limit is $6,250 in Class C Stock per calendar quarter and $25,000 in Class C Stock per calendar year.

Purchase Price. The ESPP provides that the purchase price will be equal to 95% of the closing selling price per share of our Class C Stock on the New York Stock Exchange on the last trading day of the offering period. However, the Compensation Committee has the discretionary authority to change the purchase price to no less than 85% of the closing selling price per share of our Class C Stock on the New York Stock Exchange on the last trading day of the offering period. Pursuant to Compensation Committee action, the purchase price under the ESPP is 85% of the closing selling price per share.

Payroll Deductions and Stock Purchases. Each participant may authorize periodic payroll deductions in any any whole percentage up to a maximum of 70% of eligible earnings each offering period, which maximum may be changed by the Compensation Committee. Eligible earnings include regular salary or wages but not bonuses or other amounts. A participant may also change his or her rate of payroll deductions for future payroll periods. The accumulated deductions will automatically be applied on each purchase date to the purchase of whole and fractional shares of Class C Stock at the purchase price in effect for that purchase date.

Termination of Purchase Rights. A participant may stop contributions to the ESPP at any time, and such change will become effective as of the next purchase period. A participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason. Any payroll deductions that the participant may have made for the offering period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of Class C Stock.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

Assignability. No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Amendment and Termination. The ESPP will terminate upon the earlier of the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, or a date specified by our Board. No further stock purchases or grants of stock purchase rights will occur after the ESPP is terminated. The Board may, at any time, amend the ESPP in any respect. However, no amendment will be effective unless approved by stockholders, if such approval is required to comply with any applicable law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences. The following discussion outlines generally the federal income tax consequences of participation under the ESPP. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each participant should look to his or her own tax counsel for advice regarding federal income tax treatment under the ESPP. The following discussion does not set forth any tax consequences other than U.S. federal income tax consequences, including any state, local or foreign tax consequences that may apply.

A participant’s elected contributions to the ESPP are made from their earnings on an after-tax basis. As such, payroll deductions for contributions to the ESPP do not reduce a participant’s gross compensation.

As of each purchase date, each participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares of Class C Stock purchased over the purchase price paid by the participant for such shares. The company is entitled to a deduction for United States federal income tax purposes in the same amount. The company is required to withhold United States federal income and employment taxes on the amount of compensation that a participant recognizes with respect to the purchase of Class C Stock.

A participant will recognize gain or loss when the participant sells shares purchased under the ESPP. The amount of gain or loss will be the difference between the amount the participant receives on the sale of the shares of Class C Stock and the participant’s cost basis in the shares of Class C Stock. The cost basis in the shares of Class C Stock generally will be equal to the fair market value of the shares of Class C Stock on the date they are purchased under the ESPP. The gain or loss will be long-term or short-term capital gain depending upon how long the shares of Class C Stock have been held.

New Plan Benefits. The benefits to be received by our executive officers, directors and employees under the ESPP are not determinable, since participation is voluntary, the amounts of future purchases by participants are based on elective participant contributions, and the per-share purchase price depends on the future value of the Class C Stock. Only certain employees of the company and its Designated Subsidiaries are eligible to participate in the ESPP. Non-employee directors are not eligible to participate in the ESPP.

Pursuant to SEC rules, the following table shows the number of shares of Class C Stock that have been purchased by employees since the inception of the ESPP on June 11, 2015 through May 31, 2024, the most recent ESPP purchase date to have occurred. The closing price of our common stock on May 31, 2024 was $6.96.

Name and Position	Number of Shares Purchased
Kevin Plank, President and Chief Executive Officer; Former Executive Chair and Brand Chief	—
David Bergman, Chief Financial Officer	—
Jim Dausch, Chief Strategy and Consumer Experience Officer; Former Chief Consumer Officer	—
Stephanie Linnartz, Former President and Chief Executive Officer	—
David Baxter, Former President, Americas	5,385
Lisa Collier, Former Product Officer	—
Tchernavia Rocker, Former Chief People and Administrative Officer	9,986
Executive Group	—
Non-Executive Director Group	—
Non-Executive Officer Employee Group	3,564,265

Registration. We intend to file an amended registration statement on Form S-8 filed with the SEC to cover the additional shares issuable under the ESPP.

Required Vote

Approval of Proposal 3 requires the affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” approval of the adoption of the amended and restated ESPP.

INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, to continue as our independent registered public accounting firm for the fiscal year ending March 31, 2025. Representatives of PwC are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they so desire and they will respond to appropriate questions from stockholders.

Fees

The fees billed by PwC for fiscal year 2024, fiscal year 2023 and the transition period for services rendered to Under Armour were as follows:

	Fiscal Year 2024 (April 1, 2023 - March 31, 2024)	Fiscal Year 2023 (April 1, 2022 - March 31, 2023)	Transition Period (January 1, 2022 - March 31, 2022)
Audit Fees	$2,910,520	$2,792,100	$554,000
Audit-Related Fees	34,730	26,800	2,700
Tax Fees	780,100	1,060,424	150,000
All Other Fees	7,750	6,650	—

Audit Fees

Audit fees are for the audit of our annual consolidated financial statements and our internal control over financial reporting, reviews of our quarterly financial statements and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

When paid, audit-related fees are generally for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Fees” above. For fiscal year 2024, audit-related fees were primarily related to information technology related matters, tax audit procedures and financial statement preparation related to certain of the company’s subsidiaries. For fiscal year 2023, audit-related fees were primarily related to assistance with the company’s shelf registration statement, tax audit procedures and financial statement preparation related to certain of the company’s subsidiaries. For the transition period, audit-related fees were primarily related to assistance with financial statement preparation related to certain of the company’s subsidiaries.

Tax Fees

When paid, tax fees are generally for tax planning and tax advice. For fiscal year 2024, fiscal year 2023 and the transition period, tax fees primarily included assistance with transfer pricing and consulting services in connection with our corporate structure.

All Other Fees

All other fees relate to a subscription to an accounting research tool.

Pre-Approval Policies and Procedures

As set forth in the Audit Committee’s Charter, the Audit Committee approves in advance all services to be performed by our independent registered public accounting firm, including all audit and permissible non-audit services. The committee has adopted a written policy for such approvals. The policy requires that the committee specifically pre-approve the terms of the annual audit services engagement and may pre-approve, for up to one year in advance, particular types of permissible audit-related, tax and other non-audit services. The policy also provides that the services shall be described in sufficient detail as to the scope of services, fee and fee structure, and the impact on auditor independence. The policy states that, in exercising its pre-approval authority, the committee may consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profiles and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The policy also provides that the committee be mindful of the relationship between fees for audit and non-audit services. Under the policy, the committee may delegate pre-approval authority to one or more of its members and any pre-approval decisions will be reported to the full committee at its next scheduled meeting. The committee has delegated this pre-approval authority to the Chair of the committee.

AUDIT COMMITTEE REPORT

The primary role of the Audit Committee is oversight of matters relating to accounting, internal control, auditing, financial reporting, risk and legal and regulatory compliance. The Audit Committee oversees the audit and other services of our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee. Our management is responsible for the financial reporting process and preparation of quarterly and annual consolidated financial statements. Our independent registered public accounting firm is responsible for conducting audits and reviews of our consolidated financial statements and audits of our internal control over financial reporting.

The Audit Committee has reviewed and discussed our fiscal year 2024 audited consolidated financial statements with management and with our independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee also has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above and subject to the limitations on its role and responsibilities, the Audit Committee recommended to the Board that the fiscal year 2024 audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 to be filed with the SEC. The Board of Directors approved this recommendation.

Douglas E. Coltharp, Chair

Mohamed A. El-Erian

Carolyn N. Everson

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

Under the rules and regulations of the SEC, the Audit Committee is directly responsible for the appointment of our independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for the fiscal year ending March 31, 2025. PwC has served as our independent auditors since 2003. The services provided to us by PwC, along with the corresponding fees for fiscal year 2024, fiscal year 2023 and the transition period, are described under the caption “Independent Auditors” in this Proxy Statement.

Stockholder ratification of the appointment of the independent registered public accounting firm is not required. We are asking stockholders to ratify the appointment because we believe it is a sound corporate governance practice. If our stockholders do not ratify the selection, the Audit Committee will consider whether or not to retain PwC, but may still retain them.

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

STOCKHOLDER PROPOSALS

Our current Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at our 2025 Annual Meeting, or for a stockholder to propose business for consideration at that meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Under Armour, Inc., at the company’s principal executive office, not less than 120 days and no more than 150 days prior to the first anniversary of the date of mailing the notice for the preceding year’s annual meeting. Therefore, a stockholder nomination or proposal intended to be considered at the 2025 Annual Meeting must be received by the Secretary after January 29, 2025, and no later than February 28, 2025.

In order for a stockholder to give timely notice for nominations for directors for inclusion on a universal proxy card in connection with our 2025 Annual Meeting, notice must be submitted by the same deadline as specified under the advance notice provisions of our Bylaws, and the stockholder must otherwise comply with Rule 14a-19(b) of the Exchange Act.

If a stockholder wishes to have their proposal considered for inclusion in the 2025 Proxy Statement pursuant to SEC Rule 14a-8, the Secretary of Under Armour, Inc. must receive it no later than February 28, 2025.

However, if we delay or advance mailing notice of the 2025 Annual Meeting of Stockholders by more than 30 days from the date of the first anniversary of the 2024 notice mailing, then such stockholder notice of nomination or proposal must be delivered to the Secretary of Under Armour not less than 120 days nor more than 150 days prior to the date of mailing of the notice for the 2025 Annual Meeting (or by the tenth day following the day on which we disclose the mailing date of notice for the 2025 Annual Meeting, if that date is later).

Stockholder proposals and director nominations to be included in our Proxy Statement must comply with our Bylaws, as well as applicable SEC rules (including SEC Rule 14a-8; see also Staff Legal Bulletin 14, which may be found at www.sec.gov).

Appendix A

UNDER ARMOUR, INC.

CLASS C EMPLOYEE STOCK PURCHASE PLAN

(SHOWING CHANGES FROM CURRENT PLAN)

1.	Purpose of the Plan .

The purpose of this Under Armour, Inc. Employee Stock Purchase Plan, as it may be amended from time to time (the “Plan”), is to encourage stock ownership by eligible employees of Under Armour, Inc. (the “Company”) and each of its ~~participating subsidiaries,~~Designated Subsidiaries (as defined below), thereby increasing eligible employees’ personal interest in ~~Under Armour, Inc.’s~~the Company’s continued success and progress. The Plan is intended to facilitate regular investment in the ~~common stock of Under Armour, Inc.~~Company’s Common Stock (as defined below) by furnishing a convenient means for eligible employees to make stock purchases through payroll deductions. The Plan is not intended to comply with the provisions of Section 423 of the Code.

~~2.~~	~~Definitions~~

The Plan was originally adopted by the Company’s Board of Directors (the “Board”) on June 11, 2015, subject to approval by the Company’s stockholders, and subsequently, the Plan was approved by the Company’s stockholders on August 26, 2015 (the “Prior Plan”). The Prior Plan is being amended and restated as set forth herein to be effective May 23, 2024, the date of Board approval of the amendment and restatement of the Prior Plan (the “Effective Date”), subject to stockholder approval. Notwithstanding the foregoing, the amendment to the Offering Period from monthly to quarterly shall be effective on October 1, 2024 (“Offering Period Effective Date”).

The Prior Plan is being amended and restated, among other things, to increase the number of shares available for purchase under the Prior Plan by 2,000,000 shares of Common Stock (“Share Reserve Increase”). No purchase of shares of Common Stock that constitute the Share Reserve Increase and that are subject to such stockholder approval shall be issued to Participants prior to stockholder approval of such shares. Following the Effective Date but prior to the date of stockholder approval of the Share Reserve Increase, Common Stock under the Plan shall be issued under the Prior Plan. The Committee may terminate an Offering Period without the purchase of such shares and take such other actions with respect to such shares that it deems necessary if stockholders do not approve the Share Reserve Increase.

2.	Definitions.

For purposes of the Plan, the following terms shall have the meanings indicated herein.

(a) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(b) “Committee” shall mean the Human Capital and Compensation Committee of the Board ~~of Directors of Under Armour, Inc.~~ or such other persons as the Board ~~of Directors of Under Armour, Inc.~~ appoints as Committee from time to time pursuant to the requirements of the Plan. The Committee shall be composed of at least two members of the Board ~~of Directors of Under Armour, Inc.,~~, each of whom is a “disinterested person” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(c) “Common Stock” shall mean the class C common stock of ~~Under Armour, Inc.,~~the Company, par value $.0003 1/3 per share.

~~(d) “Company” shall mean Under Armour, Inc. and any of its subsidiaries (within the meaning of Section 424(f) of the Code) which adopts, and has not terminated participation in or withdrawn from, the Plan.~~

(d) ~~(e)~~ “Compensation” shall mean the amount of a Participant’s cash compensation ~~from~~paid by the Company or a Designated Subsidiary in the form of regular salary or wages~~,~~ and does not include any bonus or other amounts.

(e) ~~(f)~~ “Custodian” shall mean the custodian appointed by the Committee from time to time pursuant to Section 7 herein to hold the shares of Common Stock purchased under the Plan and to maintain the Investment Accounts.

(f) ~~(g)~~ “Designated Subsidiary” shall mean a Subsidiary of the Company that adopts (with the prior approval of the Committee), and has not terminated participation in or withdrawn from, the Plan. The Committee may designate any Subsidiary as a Designated Subsidiary, or revoke any such designation, at any time and from time to time.

(g) “Election Form” shall mean the election form or any other required enrollment documents, which may be in electronic form, as issued by the Committee or its designee from time to time.

(h) “Eligible Employee” shall mean an employee of the Company or a Designated Subsidiary who is eligible to participate in the Plan ~~in any calendar month~~ under the rules set forth in Section 5 herein.

(i) “Entry Date” shall mean the first business day of each calendar ~~month~~quarter, or such other date as may be determined by the Committee from time to time.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

(k) “Investment Account” shall mean a separate account maintained by the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant and held by the Custodian.

(l) “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

(m) “Offering Period” shall mean, effective commencing on the Offering Period Effective Date, each calendar quarter that occurs during the term of the Plan, unless otherwise determined by the Committee in its discretion. Prior to the Offering Period Effective Date, the Offering Period shall mean each calendar month that occurs during the term of the Plan.

(n) “Participant” shall mean~~, with respect to any calendar month,~~ each Eligible Employee who ~~has elected to have amounts deducted from his compensation pursuant to Section 6 herein for such calendar month~~elects to participate in the Plan.

~~(m) “Plan” shall mean the Under Armour, Inc. Class C Employee Stock Purchase Plan.~~

(o) ~~(n)~~ “Purchase Date” shall mean the last trading day of ~~each calendar month~~the Offering Period, or such other date as determined by the Committee.

(p) ~~3.~~ “Subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

3.	Common Stock Reserved for the Plan .

There shall be reserved for issuance under the Plan a total of 2,~~000,000~~566,235 shares of Common Stock, subject to adjustment as provided in Section 12 herein. Such shares of Common Stock consist of 566,235 shares of Common Stock previously authorized, but unissued, under the Prior Plan, and 2,000,000 newly authorized shares of Common Stock available for issuance under the Plan, as of the Effective Date. If any Option terminates without having been exercised in full, the shares of Common Stock not purchased under such Option will again become available for issuance under the Plan. Shares of Common Stock issued under the Plan may be either authorized and un-issued shares, treasury shares or both.

4.	Administration of the Plan .

(a) The Plan shall be administered by the Committee. The Committee shall have the authority, consistent with the Plan, to interpret the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions shall be binding for all purposes under the Plan. The Committee may also delegate its authority to administer to the Plan, to the extent permitted by law and its Charter as in effect from time to time, to any individual or group of individuals. Subject to the provisions of Section 10(a) herein, the Plan shall be administered at the expense of the Company.

(b) No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and to the extent permissible by law, ~~Under Armour, Inc.~~the Company shall indemnify and hold harmless each member of the Committee, and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost, expense (including reasonable attorneys’ fees) or liability arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility .

(a) All full-time employees of the Company and each Designated Subsidiary whose principal work location is within the United States shall be eligible to participate in the Plan except for employees whose customary employment with the Company or a Designated Subsidiary is not more than five months in any calendar year, unless the Committee determines otherwise.

(b) Notwithstanding any provision in the Plan to the contrary, if the employment of any ~~employee who elects pursuant to Section 6 herein to authorize the Company to deduct any amounts from his Compensation~~Participant is terminated for any reason prior to the Purchase Date ~~for such amounts~~ (including termination by the Company or a Designated Subsidiary or termination by reason of death or disability) or a Participant ceases to be eligible to participate in the Plan, then (i) such employee is entitled to receive certificates (or book-entries at the Company’s transfer agent) representing all shares acquired by him or her under the Plan or such employee can elect to have the Custodian sell such shares and remit the proceeds, net of related costs, to him or her; (ii) such employee is entitled to receive any cash deducted from his or her Compensation pursuant to the Plan which has not yet been used to purchase shares under the Plan; and (iii) such employee shall not be eligible to participate in the Plan for any period commencing after the date of such termination of employment unless such employee again becomes eligible to participate in the Plan.

6.	Participation .

~~(a) With regard to regular payroll periods:~~

(a) (i) Each Eligible Employee may elect to participate in the Plan for each ~~calendar month~~Offering Period, effective on the Entry Date for such ~~calendar month~~Offering Period, by submitting an Election Form to participate in any manner prescribed by the Committee. For each ~~calendar month~~Offering Period during which an Eligible Employee elects to participate in the Plan, such Eligible Employee shall authorize the Company or a Designated Subsidiary to deduct any whole percentage from such Eligible Employee’s Compensation in each regular payroll period during such ~~calendar month.~~Offering Period until the last payroll date prior to the Purchase Date. The Committee may set minimum or maximum limits on such deductions.

(ii) Subject to Section 6(a)(iii) herein, after the last date for making an election described in Section 6(a)(i) herein for ~~a calendar month~~an Offering Period, a Participant shall not be entitled to increase or reduce the percentage of Compensation deducted from his or her Compensation for such ~~calendar month.~~Offering Period. A Participant may elect to reduce or increase the percentage of his or her Compensation deducted pursuant to the Plan to any whole percentage, effective for a subsequent ~~calendar months~~Offering Period by submitting an updated Election Form in any manner prescribed by the Committee.

(iii) A Participant may elect to reduce the percentage of his or her Compensation deducted pursuant to the Plan to zero, effective upon the filing of an updated Election Form by the Participant in any manner prescribed by the Committee. A Participant making an election under this Section 6(a)(iii) shall be deemed to have terminated his or her participation in the Plan and may not commence participation in the Plan again prior to the Entry Date of the ~~calendar month~~Offering Period immediately following the ~~calendar month~~date in which such termination occurs by filing an election pursuant to the requirements of Section 6(a)(i) herein.

(b) A Participant shall automatically continue to participate in the Plan with the same percentage of deductions until the Participant makes ~~an~~a new election described in Section 6(a)(ii) or (iii) herein or terminates employment or otherwise becomes ineligible to participate in the Plan.

(c) No interest will be paid on amounts deducted under the Plan.

(d) Any election permitted by this Section 6 shall be made by submitting an Election Form in any manner and within any time limit prescribed by the Committee. The time by which an election must be made as provided herein shall be subject to change by the Committee.

7.	Purchases .

(a) All amounts deducted pursuant to Section 6 hereof from a Participant’s Compensation shall be applied by the Committee on the immediately following Purchase Date to purchase Common Stock from the Company. The purchase price to be paid by the Participant for each whole and fractional share of Common Stock purchased hereunder shall be ninety-five percent (95%), or such lower percentage equal to or in excess of eighty-five percent (85%) as the Committee may determine from time to time, of the closing price of ~~the~~a share of Common Stock quoted on the New York Stock Exchange on the applicable Purchase Date. If there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists shall be used.

(b) The Committee shall appoint the Custodian for the Plan to hold all whole and fractional shares of Common Stock purchased under the Plan and to maintain a separate Investment Account for each Participant, to which Purchases for such Participant shall be credited. Each Participant shall receive a ~~quarterly~~ statement reflecting purchases for his ~~account~~or her Investment Account under the Plan ~~for the calendar months covered by such statement~~from time to time.

8.	Limitation on the Number of Shares of Common Stock Which May Be Purchased .

The Committee may prescribe a limit on the number of shares of Common Stock which may be purchased by a Participant during a specified time period.

9.	Title of Accounts.

Each Investment Account will be in the name of the Participant alone.

10.	Rights as a Stockholder.

(a) From and after the Purchase Date on which shares of Common Stock are purchased by a Participant under the Plan, such Participant shall have all of the rights and privileges of a stockholder of ~~Under Armour, Inc.~~the Company with respect to such shares. A Participant shall be entitled to direct the Custodian to transfer to him or her a certificate representing all or any portion of the shares of Common Stock purchased by him or her hereunder (other than fractional shares) or, upon the payment of a customary brokerage fee, to direct the Custodian to sell all or any portion of such shares.

(b) Prior to the Purchase Date on which shares of Common Stock are purchased by a Participant, such Participant shall not have any rights as a stockholder of ~~Under Armour, Inc.~~the Company with respect to such shares. Each Participant shall be a general unsecured creditor of ~~Under Armour, Inc.~~the Company to the extent of any amounts deducted under the Plan from such Participant’s Compensation during the period prior to the Purchase Date on which such amounts are applied to the purchase of Common Stock for the Participant.

11.	Rights Not Transferable .

Rights under the Plan are not transferable~~.~~ other than by will or the laws of descent and distribution.

12.	Adjustment for Changes in Common Stock .

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, reorganization, spin-off, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock which may be purchased under the Plan and the number and price of shares subject to an Option shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock which may be purchased under the Plan and take such other actions with respect to the Plan as the Committee may deem appropriate.

13.	Amendment of the Plan .

The Board ~~of Directors of Under Armour, Inc.~~ may at any time, or from time to time, amend the Plan in any respect. No amendment shall be effective unless approved by the Company’s stockholders ~~of Under Armour, Inc.,~~, if such approval is required to comply with any applicable law, regulation or stock exchange rule.

14.	Government and Other Regulations .

(a) The Plan ~~and~~, the purchase of Common Stock hereunder and the Company’s obligation to sell and deliver shares upon the exercise of Options shall be subject to all applicable Federal, State and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for ~~Under Armour, Inc., be required.~~the Company, be required. The Company shall not be under any obligation to issue shares of Common Stock upon the exercise of any Option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the shares under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof, (ii) any applicable listing requirement of any stock exchange on which the shares are listed has been satisfied, and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

(b) The Plan and the purchase of Common Stock hereunder shall be subject to all rules and regulations promulgated by the Committee regarding purchases and sales of Common Stock.

~~15.~~	~~Effective Dates of the Plan~~

~~(a) The Plan shall become effective as of date upon which the Company first issues any shares of Common Stock (the “Effective Date”), subject to approval by the shareholders of Under Armour, Inc. in accordance with applicable law. Participation in the Plan may commence at such time as the Committee may, in its sole discretion, determine after the Effective Date.~~

(c) ~~(b)~~ Neither the Plan nor any Option granted hereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the Effective Date (together, “Section 409A”). Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any Option may be or become subject to Section 409A, the Committee may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Committee determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

15. Termination	of the Plan.

(a) The Plan and all rights hereunder shall terminate on the earlier to occur of:

(i) the date on which no Common Stock remains reserved for issuance under the Plan with respect to future deductions pursuant to the Plan; and

(ii) the termination of the Plan by the Board ~~of Directors of Under Armour, Inc~~.

(b) ~~(c)~~ Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant’s Investment Account (that have not been used to purchase ~~Shares~~shares of Common Stock) and shall distribute or credit ~~Shares~~shares of Common Stock credited to a Participant’s Investment Account.

16.	Applicable Withholdings .

All payments and distributions required under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions as determined by the Committee.

17.	No Employment Rights .

The establishment and operation of the Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment or other service, nor shall it interfere with the rights of the Company or a Designated Subsidiary to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

18.	Severability of Provisions .

If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

19.	Governing Law.

The Plan will be governed by the laws of the state of Maryland, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Maryland to resolve any and all issues that may arise out of or relate to the Plan.

20.	Construction .

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, and shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

21. Unfunded Plan.

Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive benefits from the Company or any affiliate under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22. Delivery	and Execution of Electronic Documents; Data Protection.

To the extent permitted by applicable law, the Company may (a) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan (including without limitation, prospectuses required by the Securities Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Participant elections) in a manner prescribed by the Committee.

By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Subsidiary or affiliate or any division respectively thereof.

23. No	Representation or Warranties Regarding Tax Effect.

Notwithstanding any provision of the Plan to the contrary, the Company, its affiliates, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Option granted or any shares of Common Stock issued to any Participant under the Plan including, but not limited to, when and to what extent such Options or shares may be subject to tax, penalties and interest under the Tax Laws.

Appendix B

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement refers to “currency neutral net revenue” and “adjusted operating income,” which are considered non-GAAP financial measures, as defined by SEC Regulation G. We have provided below a reconciliation of each measure to the most directly comparable financial measure calculated in accordance with GAAP. We believe these non-GAAP financial measures may be useful in evaluating our financial information and comparing year-over-year performance, and we have incorporated this measure into certain of our executive compensation programs. However, these measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

For purposes of this Proxy Statement, we define currency neutral net revenue as our reported net revenues, adjusted to exclude the impact of changes in foreign currency exchange rates as compared with the foreign currency exchange rates used in our initial annual operating plan. The following table provides a numerical reconciliation of currency neutral net revenue to net revenues (in millions):

Year Ended March 31, 2024
Net revenues (GAAP)	$5,702
Add: Foreign exchange losses	$28
Currency neutral net revenue (Non-GAAP)	$5,730

For purposes of this Proxy Statement, we define adjusted operating income as our reported income from operations, adjusted to exclude the impact of certain specified items for purposes of evaluating performance against compensation targets, including, as applicable, the expense associated with the annual cash incentive awards, the impact of certain goodwill impairment charges, restructuring and other related charges, certain litigation related expenses, certain severance related expenses, changes in foreign currency exchange rates as compared with the foreign currency exchange rates used in our initial annual operating plan and charges related to the write-down of our accounts receivable asset due to customer bankruptcies. The following table provides a numerical reconciliation of adjusted operating income to income from operations (in millions):

B-1

	Year Ended March 31, 2024	Year Ended March 31, 2023	Three Months Ended March 31, 2022 (Transition Period)	Year Ended December 31, 2021	Year Ended December 31, 2020
Income (loss) from operations (GAAP)(1)	$230	$264	$(49)	$475	$(621)
Add: Impact of Restructuring and Impairments	$—	$—	$57	$41	$614
Add: Foreign exchange losses	$7	$13	$—	$—	$—
Add: Charges related to the write-down of accounts receivable due to customer bankruptcies	$—	$6	$—	$—	$—
Add: Litigation related expenses	$83	$27	$—	$—	$—
Add: Severance related expenses	$4	$—	$—	$—	$—
Add: Annual Cash Incentive Award Expense	$28
Add: Other Adjustments	$—	$—	$—	$2	$—

Adjusted operating income (loss) (Non-GAAP)	$351	$310	$8	$518	$(7)

(1)

During Fiscal 2024, we identified and corrected certain accounting errors primarily related to cost of goods sold and selling, general and administrative expenses on the Consolidated Statement of Operations, as well as corresponding impacts to our other Consolidated Financial Statements. The impacts of these revisions were not material to our previously filed financial statements. Information presented in the tables above for the year ended March 31, 2023, December 31, 2021, December 31, 2020 and the Transition Period have been revised to reflect these corrections. See Note 1 of the Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for additional information.

B-2

UNDER ARMOUR, INC.

ATTN: CORPORATE SECRETARY

1020 HULL STREET

BALTIMORE, MARYLAND 21230

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

UNDER ARMOUR, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the				number(s) of the nominee(s) on the line below.
following:	☐	☐	☐
1. Election of Directors

Nominees:

01)	Douglas E. Coltharp	06)	Karen W. Katz
02)	Jerri L. DeVard	07)	Eric T. Olson
03)	Mohamed A. El-Erian	08)	Kevin A. Plank
04)	Carolyn N. Everson	09)	Patrick W. Whitesell
05)	David W. Gibbs

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of executives as disclosed in the “Executive Compensation” section of the proxy statement, including the Compensation Discussion and Analysis and tables.	☐	☐	☐

3.	To approve the amendment and restatement of the Company’s Class C Employee Stock Purchase Plan to increase the number of shares of Class C Common Stock authorized for issuance, among other changes.	☐	☐	☐

4.	Ratification of appointment of independent registered public accounting firm for the fiscal year ending March 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to virtually attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Under Armour, Inc.’s Fiscal Year 2024 Annual Report are

available at www.proxyvote.com.

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V53556-P14049

UNDER ARMOUR, INC.

Annual Meeting of Stockholders

September 4, 2024 12:00 PM Eastern Time

This proxy is solicited by the Board of Directors

CLASS A COMMON STOCK

The undersigned hereby appoints Kevin A. Plank and Mehri F. Shadman, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class A Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour, Inc. to be held on September 4, 2024, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

This proxy will be voted as directed. If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

UNDER ARMOUR, INC.

ATTN: CORPORATE SECRETARY

1020 HULL STREET

BALTIMORE, MARYLAND 21230

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UAA2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53557-P14049      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

UNDER ARMOUR, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the				number(s) of the nominee(s) on the line below.
following:	☐	☐	☐
1. Election of Directors

Nominees:

01)	Douglas E. Coltharp	06)	Karen W. Katz
02)	Jerri L. DeVard	07)	Eric T. Olson
03)	Mohamed A. El-Erian	08)	Kevin A. Plank
04)	Carolyn N. Everson	09)	Patrick W. Whitesell
05)	David W. Gibbs

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	To approve, by a non-binding advisory vote, the compensation of executives as disclosed in the “Executive Compensation” section of the proxy statement, including the Compensation Discussion and Analysis and tables.	☐	☐	☐

3.	To approve the amendment and restatement of the Company’s Class C Employee Stock Purchase Plan to increase the number of shares of Class C Common Stock authorized for issuance, among other changes.	☐	☐	☐

4.	Ratification of appointment of independent registered public accounting firm for the fiscal year ending March 31, 2025.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to virtually attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Under Armour, Inc.’s Fiscal Year 2024 Annual Report are

available at www.proxyvote.com.

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V53558-P14049

UNDER ARMOUR, INC.

Annual Meeting of Stockholders

September 4, 2024 12:00 PM Eastern Time

This proxy is solicited by the Board of Directors

CLASS B COMMON STOCK

The undersigned hereby appoints Kevin A. Plank and Mehri F. Shadman, and each or any of them, as proxies, with full powers of substitution, to represent and to vote all shares of the Class B Common Stock of Under Armour, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Under Armour, Inc. to be held on September 4, 2024, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

This proxy will be voted as directed. If no direction is made, this proxy will be voted “FOR” all Nominees under Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side